Exhibit 10.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE CLEAR CHANNEL OUTDOOR	)	CONSOLIDATED
HOLDINGS, INC. DERIVATIVE	)
LITIGATION	)	C.A. No. 7315-CS

STIPULATION OF SETTLEMENT

This Stipulation of Settlement (“Stipulation”) is made and entered into by: (1) the Special Litigation Committee of the Board of Directors of Clear Channel Outdoor Holdings, Inc. (the “SLC”) (acting for and on behalf of nominal defendant Clear Channel Outdoor Holdings, Inc. (“Outdoor” or the “Company”)); (2) plaintiffs NECA-IBEW Pension Trust Fund and City of Pinellas Park Firefighters Pension Board (each a “Plaintiff” and, together, the “Plaintiffs,” as further defined below); and (3) defendants Clear Channel Communications, Inc. (“Clear Channel”), Bain Capital Partners, LLC (“Bain”), Thomas H. Lee Partners, L.P. (“THL”), Margaret W. Covell, Blair E. Hendrix, Douglas L. Jacobs, Daniel G. Jones, Mark P. Mays, Randall T. Mays, Robert Pittman, Thomas R. Shepherd, Marsha M. Shields, Christopher M. Temple, Dale W. Tremblay, Scott R. Wells, and James C. Carlisle (each a “Defendant” and, together, the “Defendants,” as further defined below; and, together with the SLC (acting for and on behalf of the Company) and the Plaintiffs, the “Parties”).1 Subject to the approval of the Court and the terms and conditions expressly provided herein, this Stipulation is intended to fully, finally, and forever resolve, discharge, and settle the Derivative Action and any and all Released Plaintiff Claims against the Released Defendant Persons.

[1]	All terms with initial capitalization not otherwise defined herein shall have the meanings ascribed to them in Section I herein.

RECITALS

WHEREAS, on March 7, 2012, Plaintiff City of Pinellas Park Firefighters Pension Board filed a complaint in the Court of Chancery of the State of Delaware (the “Court”) asserting derivative claims on behalf of the Company against the Defendants with respect to a 2009 agreement to amend the Revolving Promissory Note, dated as of November 10, 2005, between Clear Channel, as maker, and Outdoor, as payee (as amended by the first amendment dated as of December 23, 2009, and as may be further amended, the “Note”);

WHEREAS, on March 23, 2012, Plaintiff NECA-IBEW Pension Trust Fund brought a substantially identical derivative action;

WHEREAS, on July 16, 2012, the Court consolidated the two derivative actions into the Derivative Action;

WHEREAS, in the Verified Stockholder Derivative Complaint, the Plaintiffs allege, among other things:

•	that Clear Channel is overleveraged with debt arising from its 2008 $24 billion leveraged buyout arranged by Bain and THL;

•	that Clear Channel’s increased leverage has, in turn, increased its risk of default, thereby making it difficult for Clear Channel to raise capital;

•

that, in late 2009, to solve its liquidity issues, Clear Channel, as Outdoor’s controlling stockholder, forced Outdoor to agree to support and approve a $1 billion unsecured loan in the form of the Note at an unreasonably low interest rate of 9.25%;

•

that the Note is integrated into the combined cash management systems of Clear Channel and Outdoor pursuant to which Clear Channel sweeps Outdoor’s cash accounts on a daily basis into a Clear Channel master account and Clear Channel provides funds to Outdoor on days that Outdoor’s disbursements exceed its collections;

•	that, as part of the cash management system, Outdoor records net amounts “due to” or “due from” Clear Channel on its consolidated balance sheets;

•

that the Note permits Clear Channel to borrow up to $1 billion from Outdoor, and Clear Channel’s borrowings under the Note are unsecured such that Outdoor would be treated as a general unsecured creditor in the event of a Clear Channel bankruptcy;

•	that the Note was originally due to expire by its own terms on August 10, 2010, and provided for an interest rate equal to the average one-month generic treasury bill rate;

•	that on December 23, 2009, Clear Channel and Outdoor agreed to extend the Note through December 15, 2017, and to increase the interest rate to an unreasonably low interest rate;

•	that Outdoor anticipates that the balance on the Note will increase to over $1.0 billion in the next few years;

•	that the Note is payable on demand and Outdoor could demand immediate repayment; and

•	that Outdoor has unreasonably refused to demand repayment and has instead allowed outstanding indebtedness under the Note to grow to $650 million.

WHEREAS, on April 4, 2012, the Board of Directors of Clear Channel Outdoor Holdings, Inc. (the “Outdoor Board”) established and empowered the SLC to “investigate all matters related to the Litigation, review and evaluate the findings of such investigation” and to “take all actions as the Special Litigation Committee deems appropriate and in the best interests of the Corporation with respect thereto, including, without limitation, prosecution, control, and supervision of the Litigation by the Corporation including, if determined to be appropriate, its settlement”;

WHEREAS, the Outdoor Board’s resolutions further provide that the SLC’s determinations “shall be final and binding upon the Corporation and shall not be subject to review or approval by the [Outdoor] Board” and that the SLC is authorized and empowered “to retain, at the Corporation’s expense, any independent advisors that are acceptable to the Special Litigation Committee in its sole discretion, including legal counsel, as it deems necessary or desirable to assist and advise it in connection with the investigation, review, and evaluation of the Litigation”;

WHEREAS, the SLC is composed of two independent members of the Outdoor Board, Christopher M. Temple and Douglas L. Jacobs, neither of whom was a member of the Outdoor Board at the time of the 2009 Note amendment and extension;

WHEREAS, pursuant to the Outdoor Board’s resolutions and to assist in its charge, the SLC retained Covington & Burling LLP and Potter Anderson & Corroon LLP as its legal advisors (collectively, “Counsel for the SLC”);

WHEREAS, on June 20, 2012, the SLC moved for a six-month stay (the “Stay”) of the proceedings in the Derivative Action to facilitate the SLC’s review, investigation, and determination with respect to the derivative claims asserted by the Plaintiffs in the Verified Stockholder Derivative Complaint;

WHEREAS, on July 10, 2012, the Plaintiffs moved for partial summary judgment, arguing that the Outdoor Board breached its fiduciary duties by refusing to exercise its right to demand repayment and instead continuing to allow the loan to Clear Channel to grow to more than $700 million;

WHEREAS, on July 23, 2012, the Court granted the SLC’s Stay motion;

WHEREAS, on January 24, 2013, the Court granted a 30-day extension of the Stay;

WHEREAS, the SLC, with the assistance of Counsel for the SLC, engaged in an intensive investigation and evaluation of the derivative claims asserted in the Derivative Action, as well as additional possible claims relating to the subject matter of the Derivative Action identified by the SLC, and that investigation included (i) the collection and review of pertinent hard-copy and electronic documents from (a) current and former employees, officers, and directors of each of Outdoor and Clear Channel, (b) employees of Bain and THL, (c) members of the Special Committee of the Outdoor Board that approved the 2009 transaction (the “2009 Special Committee”), and (d) the 2009 Special Committee’s legal and financial advisors; (ii) the interviews, by Counsel for the SLC, of twenty-five witnesses (with SLC members attending and participating in six interviews of current or former members of the Outdoor Board); (iii) the retention of an economic expert, Dr. Kenneth Lehn, a former Chief Economist of the Securities and Exchange Commission and a Professor at the Katz Graduate School of Business at the University of Pittsburgh, to assist and advise the SLC in its analysis; and (iv) legal analysis of the derivative claims asserted in the Verified Stockholder Derivative Complaint, and of the additional possible claims relating to the subject matter of the Derivative Action identified by the SLC;

WHEREAS, the SLC’s evaluation also took account of various prudential considerations, including the value of the Settlement terms in contrast to what might be achieved through further litigation and the costs (financial and otherwise) and risks of further litigation;

WHEREAS, the SLC’s investigation is complete;

WHEREAS, pursuant to the authority granted to the SLC in its authorizing resolution, the SLC has made the determinations set forth in Exhibit A to the Affidavit of Christopher M. Temple, dated July 3, 2013, filed concurrently with this Stipulation;

WHEREAS, in December 2012, the SLC (acting for and on behalf of Outdoor, and with the full power and authority delegated to it by the Outdoor Board) initiated discussions with certain of the Defendants to explore the prospects of settlement;

WHEREAS, the SLC developed a framework setting forth components of a potential settlement;

WHEREAS, the SLC consulted with Counsel for the Plaintiffs regarding the status and findings of the SLC’s investigation and the possibility of settlement;

WHEREAS, the SLC provided Counsel for the Plaintiffs with certain of the documents produced to the SLC in connection with its investigation and Counsel for the Plaintiffs reviewed such documents;

WHEREAS, the SLC continued to negotiate with certain of the Defendants regarding the terms of a potential settlement within the framework developed by the SLC;

WHEREAS, the SLC discussed with the Plaintiffs the levels within the SLC framework at which certain of the Defendants had proposed to settle;

WHEREAS, the Plaintiffs retained investment banking and advisory firm Cypress Associates LLC to review and provide input regarding the proposed settlement terms;

WHEREAS, the Plaintiffs stated they would not support a settlement at the levels proposed by the Defendants, and thereafter informed the SLC of the levels within the SLC framework at which they would support a settlement;

WHEREAS, the SLC continued to consult with the Plaintiffs and to negotiate with certain of the Defendants;

WHEREAS, the parties to the Derivative Action and the SLC subsequently entered into a binding Memorandum of Understanding dated March 28, 2013 (the “MOU”), reflecting their agreement in principle for the settlement of the Derivative Action between and among the SLC (acting for and on behalf of the Company), the Plaintiffs, and the Defendants;

WHEREAS, the Plaintiffs’ involvement in the settlement negotiations was a factor in achieving the benefits received by Outdoor as a result of this Settlement;

WHEREAS, the Plaintiffs brought their derivative claims in good faith and continue to believe that their derivative claims have legal merit, and the entry by the Plaintiffs into this Stipulation is not an admission as to a lack of any merit of any derivative claims asserted or that could be asserted in the Derivative Action;

WHEREAS, on the basis of the information available to them, including publicly available information, their investigation, and certain non-public materials, the Plaintiffs took into consideration the strengths and weaknesses of the Plaintiffs’ derivative claims and determined that the terms of the Settlement set forth herein are fair, reasonable, and adequate, and in the best interests of the Company and its stockholders, and the Plaintiffs believe that it is reasonable to seek approval of the Settlement by the Court based upon the terms outlined herein and the substantial benefits and protections to be provided to the Company thereby;

WHEREAS, entry into this Stipulation by the SLC (acting for and on behalf of the Company) is not an admission as to the lack of any merit of any of the derivative claims asserted or that could be asserted in the Derivative Action;

WHEREAS, each of the Defendants denies all allegations of wrongdoing or liability on his, her, or its respective part, and specifically maintains that he, she, or it has not committed any violation of law or breach of fiduciary duty or engaged in any wrongdoing whatsoever, but solely to avoid the costs, disruption and distraction of further litigation, and without admitting the validity of any allegations made in the Derivative Action, or any liability with respect thereto, has concluded that it is desirable that the derivative claims against him, her, or it be settled and dismissed on the terms reflected in this Stipulation;

WHEREAS, the SLC has taken into consideration the strengths and weaknesses of the Plaintiffs’ derivative claims, as well as the strengths and weaknesses of certain other potential derivative claims relating to the subject matter of the Derivative

Action identified by the SLC in the course of its investigation, and the SLC has determined that a settlement of the Derivative Action on the terms reflected in this Stipulation is fair, reasonable, adequate, and in the best interests of the Company and its minority stockholders, and confers a substantial benefit upon the Company and its minority stockholders; and

WHEREAS, Counsel for the Parties have engaged in extensive settlement negotiations, including arm’s length discussions concerning the merits of the claims and defenses at issue in the Derivative Action and the remedial measures and relief that should be part of a settlement of the Derivative Action;

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the SLC (acting for and on behalf of the Company), the Plaintiffs, and the Defendants that, pursuant to the procedure set forth in Sections III & IV of this Stipulation, the Derivative Action and the claims released pursuant to Section III·G of this Stipulation shall be fully and finally compromised, settled and released, and the Derivative Action shall be dismissed on the merits, with prejudice, upon and subject to the terms and conditions of this Stipulation, as follows:

I.	DEFINITIONS

A. As used in this Stipulation, the following terms have the meanings specified below.

1. “Borrowing Availability” shall mean the aggregate amount of cash that can be borrowed by Clear Channel or any of its wholly-owned subsidiaries under any revolving credit facility, line of credit or similar agreement as of the applicable measurement date; provided that, Borrowing Availability cannot exceed as of the applicable measurement date the amount of cash that Clear Channel would be permitted to borrow under any such facility or agreement pursuant to any other financing agreement to which Clear Channel is a party.

2. “Claims” means any and all causes of action, claims, damages, and awards, whether equitable, legal, or administrative in nature, whether past or present, suspected or unsuspected, and whether based on federal, state or local law, statute, ordinance, regulation, contract, common law, or any other source, and includes without limitation known claims and Unknown Claims.

3. “Clear Channel Liquidity” shall mean the aggregate of (a) cash and cash equivalents set forth on Clear Channel’s balance sheet, excluding Unavailable Cash and Outdoor Minority Cash; and (b) Borrowing Availability.

4. “Clear Channel Liquidity Ratio” shall mean (A) Clear Channel Liquidity divided by (B) the Outdoor Public Share.

5. “Clear Channel Reference Notes” shall mean Clear Channel’s 5.5% Senior Notes Due 2014, 4.9% Senior Notes Due 2015, 5.5% Senior Notes Due 2016, and 6.875% Senior Debentures Due 2018.

6. “Company Stockholders” means all individuals or entities who hold of record, or beneficially own, directly or indirectly, common stock of the Company as of the close of business on the date the Court enters the Scheduling Order.

7. “Corporate Governance Measures” means the corporate governance measures set forth in Sections III·A to III·E of this Stipulation.

8. “Counsel for the Defendants” means (i) Seitz Ross Aronstam & Moritz LLP and Kellogg, Huber, Hansen, Todd, Evans & Figel, P.L.L.C. with respect to Margaret W. Covell, Blair E. Hendrix, Daniel G. Jones, Mark P. Mays, Randall T. Mays, Scott R. Wells, James C. Carlisle, Bain, Clear Channel, and THL; (ii) Seitz Ross Aronstam & Moritz LLP and Paul Hastings LLP with respect to Robert Pittman; (iii) Ashby & Geddes with respect to Douglas L. Jacobs and Christopher M. Temple in their capacity as members of the Outdoor Board; and (iv) Bouchard Margules & Friedlander, P.A. with respect to Thomas R. Shepherd, Marsha M. Shields, and Dale W. Tremblay.

9. “Counsel for the Plaintiffs” means (i) Bernstein Litowitz Berger & Grossmann LLP, Grant & Eisenhofer, P.A., and Klausner, Kaufman Jensen & Levinson with respect to Plaintiff City of Pinellas Park Firefighters Pension Board; and (ii) Grant & Eisenhofer, P.A., and Saxena White, P.A. with respect to Plaintiff NECA-IBEW Pension Trust Fund.

10. “Counsel for the Parties” means Counsel for the Defendants, Counsel for the Plaintiffs, and Counsel for the SLC.

11. “Defendants” means Clear Channel, Bain, THL, Margaret W. Covell, Blair E. Hendrix, Douglas L. Jacobs, Daniel G. Jones, Mark P. Mays, Randall T. Mays, Robert Pittman, Thomas R. Shepherd, Marsha M. Shields, Christopher M. Temple, Dale W. Tremblay, Scott R. Wells, and James C. Carlisle, as well as each of their respective successors and assigns.

12. “Derivative Action” means the consolidated derivative action captioned In re Clear Channel Outdoor Holdings, Inc. Derivative Litigation, C.A. No. 7315-CS, in the Delaware Court of Chancery.

13. “Exhibits” mean the exhibits to this Stipulation.

14. “Final Court Approval” means the date on which the Judgment of the Court becomes Final. For the purposes of this Stipulation, “Final” means: (i) if no appeal from the Judgment is taken, the date on which the time for taking such an appeal expires; or (ii) if any appeal is taken, the date on which all appeals, including petitions for rehearing or reargument, petitions for writ of review, and petitions for writ of certiorari or any other form of review, have been fully disposed of (whether through expiration of time to file, denial of any request for review, by affirmance on the merits, or otherwise) in a manner that does not result in any material alteration of the Judgment. Notwithstanding the foregoing, the Court’s ruling or failure to rule on any application for attorneys’ fees and/or expenses shall not preclude the Judgment from becoming Final.

15. “Independent Directors” means any then-serving director who (i) satisfies the then-applicable Independence Tests set forth in the New York Stock Exchange Listed Company Manual, (ii) is not, and has not previously been, employed by (or a partner or member of, or held another analogous position at) Clear Channel, CC Media Holdings, Inc. (“CCMH”), Bain, or THL, or their respective affiliates, (iii) is not, and has not previously been, a director of Clear Channel or CCMH (it being understood that service as a director of any other company in which Bain, THL, or any funds managed by or affiliated with either of them has a direct or indirect investment shall not disqualify a director from being deemed an “Independent Director” for purposes of this paragraph), and (iv) does not have a material financial interest, directly or indirectly, in Clear Channel, CCMH, Bain, or THL, other than an interest in funds managed by or affiliated with Bain or THL that do not have an economic interest in equity securities or debt obligations of Clear Channel or CCMH. Any questions regarding whether a director not previously a member of the Committee meets the qualifications of this paragraph shall be determined by the already-serving members of the Committee (as defined in Section III·C below).

16. “Judgment” means the Order and Final Judgment, substantially in the form attached as Exhibit F to this Stipulation, to be entered by the Court approving the Settlement and dismissing with prejudice the derivative claims asserted in the Verified Stockholder Derivative Complaint.

17. “Notice” means the legal notice of the Settlement to be provided to Company Stockholders by first-class U.S. mail, substantially in the form attached hereto as Exhibit B.

18. “Outdoor Minority Cash” shall mean the cash and cash equivalents on the balance sheet of Outdoor on the date of determination, multiplied by the percentage of shares of Outdoor common stock then held by persons other than Clear Channel and its affiliates.

19. “Outdoor Public Share” shall mean the amount of cash that would be payable to holders of the Company’s common stock, other than Clear Channel or any subsidiary of Clear Channel, assuming (x) a demand by the Company of the aggregate amount outstanding under the Note and (y) a simultaneous dividend of the proceeds of such demand to the stockholders of the Company.

20. “Plaintiffs” means the City of Pinellas Park Firefighters Pension Board and the NECA-IBEW Pension Trust Fund as well as each of their respective successors and assigns.

21. “Released Defendant Claims” means any and all Claims that are based upon or arise out of the institution, prosecution or settlement of the claims asserted by the Plaintiffs in the Derivative Action. Notwithstanding the foregoing, Released Defendant Claims shall not mean and does not include any claims by the Parties to enforce the terms of this Stipulation.

22. “Released Defendant Persons” means the Company, all current and former directors of the Company, and all Defendants and any of their respective employers, parent entities, controlling persons, principals, affiliates or subsidiaries and each of their respective past or present officers, directors, partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers.

23. “Released Plaintiff Claims” means any and all Claims that (i) have been asserted in the Derivative Action, or (ii) that could have been asserted in the Derivative Action, or in any other court action or before any court, administrative body, tribunal, arbitration panel, or other adjudicatory body, from the beginning of time through the date of this Stipulation, that are based upon, arise out of, or relate in any way, directly or indirectly, to: (a) the allegations made in, or the subject matter of, the Derivative Action; (b) the matters discussed in Exhibit A to the Affidavit of Christopher M. Temple, dated July 3, 2013, filed concurrently with this Stipulation; (c) the issuance by a subsidiary of the Company of the 9.25% Series A Senior Notes Due 2017 and 9.25% Series B Senior Notes Due 2017 and the use of proceeds thereof (including repayment of the $2.5 billion term loan payable by the Company to Clear Channel and the amendment and extension of the Note in connection therewith) including consummation of the issuance in lieu of any other potential transaction considered; (d) the adoption, approval, or amendment of, or the exercise or non-exercise of rights under, the Note; (e) any potential claims relating to the subject matter of the Derivative Action identified by the SLC in the course of its investigation; and/or (f) this Stipulation (including, without limitation, any and all Claims relating to the negotiation and execution of this Stipulation and any matter referred to herein) or the settlement of the Derivative Action. Notwithstanding the foregoing, Released Plaintiff Claims shall not mean and does not include any claims by the Parties to enforce the terms of this Stipulation.

24. “Released Plaintiff Persons” means the Plaintiffs and Counsel for the Plaintiffs.

25. “Scheduling Order” means the proposed Scheduling Order, substantially in the form attached hereto as Exhibit A, to be entered by the Court pursuant to Rule 23.1 of the Rules of the Court of Chancery of the State of Delaware.

26. “Settlement” means the settlement among the SLC (acting for and on behalf of the Company), the Plaintiffs and the Defendants on the terms and conditions set forth in this Stipulation.

27. “Settlement Hearing” means a hearing required under Rule 23.1 of the Rules of the Court of Chancery of the State of Delaware, to be held in connection with the Court’s decision whether to approve this Stipulation as fair, reasonable, and adequate, and in the best interests of the Company and its stockholders.

28. “Sponsors” means Bain and THL.

29. “Summary Notice” means the summary legal notice of the Settlement, substantially in the form attached hereto as Exhibit C. In the event of an inconsistency between the Notice and the Summary Notice, the Notice shall control.

30. “Unavailable Cash” means the amount of cash on Clear Channel’s consolidated balance sheet that is “restricted” as determined in accordance with U.S. Generally Accepted Accounting Principles or that is otherwise contractually restricted from being available for general use (e.g., cash pledged as collateral).

31. “Unknown Claims” means any Released Plaintiff Claims that the Company, the SLC, any Plaintiff or any other Company Stockholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Defendant Persons, and any Released Defendant Claims that the Company, the SLC, or any of the Defendants does not know or suspect to exist in his, her or its favor at the time of the release of the Released Plaintiff Persons.

32. “Verified Stockholder Derivative Complaint” means the derivative complaint filed on March 7, 2012 in Civil Action No. 7315-CS (Del. Ch.) and designated as the operative complaint in the Derivative Action by the July 16, 2012 Stipulation and Order of Consolidation.

II.	THE PARTIES’ POSITIONS

A. While the Plaintiffs believe that the derivative claims asserted in the Verified Stockholder Derivative Complaint have merit, they also recognize and acknowledge the following: (i) the expense and length of continued proceedings necessary to prosecute the Derivative Action; (ii) that they have no reason to contest the independence of the SLC, (iii) the extent of the SLC’s investigation and its determination following such investigation that the derivative claims asserted in the Verified Stockholder Derivative Complaint should be resolved in the manner and upon the terms set forth in this Stipulation; (iv) the uncertainty and risk inherent in litigation, the problems of proof, and the potential existence of valid defenses to the derivative claims asserted in the Verified Stockholder Derivative Complaint; and (v) the substantial benefits provided by the proposed Settlement.

B. The SLC (acting for and on behalf of the Company), in the exercise of its business judgment, has determined that it is in the best interests of the Company and its stockholders that the Derivative Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation, and that the terms and conditions are fair, reasonable, and adequate. The SLC has reached this conclusion only after a comprehensive consideration of the pertinent factual and legal issues surrounding the allegations made in the Verified Stockholder Derivative Complaint, as well as additional possible claims relating to the subject matter of the Derivative Action identified by the SLC, and only after an extensive investigation that spanned more than six months. In addition, the SLC’s determinations were informed by various prudential considerations, including the costs (financial and otherwise) of litigation, the uncertainty and risk inherent in any litigation, the potential disparity between the costs associated with continued litigation and a potential recovery sufficient to justify those costs, the availability of relief through this Settlement that would not be available through litigation, and the possibility that continued litigation would threaten harm to the Company’s competitive position, prospects, and reputation and distract the Company’s Board of Directors and senior management from managing the affairs and operations of the Company.

C. While the Defendants believe that the derivative claims asserted in the Verified Stockholder Derivative Complaint lack merit, they also recognize and acknowledge the following: (i) the expense and length of continued proceedings necessary to defend the Derivative Action; and (ii) the uncertainty and risk inherent in litigation.

III.	TERMS OF SETTLEMENT

A.	Immediate Draw-Down of Note Balance by the Company

Not later than ten (10) calendar days after Final Court Approval, the Company will on the same day both (a) notify Clear Channel of its intent to make a demand for repayment of $200 million outstanding under the Note twenty (20) calendar days thereafter (or if that day is not a business day, then the next business day thereafter), and (b) declare a dividend to be paid the same business day that such demand is made, conditioned on Clear Channel having satisfied such demand. On the twentieth (20th) calendar day after providing such notice to Clear Channel (or if that day is not a business day, then the next business day thereafter), Outdoor will demand repayment of $200 million outstanding under the Note. Clear Channel will satisfy the demand the same day it is made.

B.	Amendment to Note Interest Rate

Not later than ten (10) business days after Final Court Approval, the Company and Clear Channel will adopt a Note amendment in substantially the form attached hereto as Exhibit D.

C.	Creation of a Committee of Independent Directors of the Outdoor Board to Monitor the Note

Not later than ten (10) business days after Final Court Approval, the Company will establish a committee (the “Committee”) of the Outdoor Board for the specific purpose of monitoring the Note, and the Outdoor Board shall adopt a Committee charter in substantially the form attached hereto as Exhibit E. The members of the Committee shall at all times be all then-serving Independent Directors of the Company.

D.	Reporting Obligations

1. Clear Channel agrees that, no later than the 16th calendar day of every month beginning with the month after the month in which the Judgment is entered by the Court, Clear Channel will deliver to the Outdoor Board (and then solely to the

Committee after the Committee has been established pursuant to the requirements of Section III·C) a report (the “Monthly Report”) containing the following information compiled in good faith, in each case (x) calculated as of month’s end for the three preceding months and (y) projected as of month’s end for the current month and the three succeeding months (the “Projection Period”) (for example, no later than April 16, 2013, Clear Channel would deliver a Monthly Report reflecting calculations as of January 31, 2013; February 28, 2013; and March 31, 2013; and projections as of April 30, 2013; May 31, 2013; June 30, 2013; and July 31, 2013):

a.	Note balance;

b.	Clear Channel Liquidity; and

c.	Clear Channel Liquidity Ratio.

2. Clear Channel agrees that at the same time as delivery of Clear Channel’s annual long-range forecast to the Clear Channel board of directors, but in all events no later than each July 1, Clear Channel will deliver to the Committee a report (the “Annual Report”), compiled in good faith, containing projections for each of the metrics identified in Sections III·D·1·(a)-(c) above and covering a period of three full calendar years. Projections for the remainder of the then-current calendar year will be on a monthly basis. Projections for the three succeeding calendar years will be on the same periodic basis as Clear Channel uses for its regular internal forecasting process.

3. Clear Channel agrees that it shall provide to the Outdoor Board (and the Committee if the Committee so desires) an annual presentation on Clear Channel’s capital structure status and outlook/financing plan, with quarterly updates if requested by the Outdoor Board or the Committee.

4. Clear Channel covenants and agrees that if at any time after the delivery of the Monthly Report described in Section III·D·1 above, an event, circumstance or discovery were to occur (or is reasonably likely to occur) such that the previously-projected balances of the Note or Clear Channel Liquidity were to no longer be accurate in any material respect, then Clear Channel shall notify the Outdoor Board and the Committee as soon as reasonably practicable (provided that any event or circumstance which would result in the projected Clear Channel Liquidity Ratio being less than 2.0x or the projected Outdoor Public Share exceeding $114.0 million will require notification even if not material) (such notice to be deemed a new “Monthly Report”).

5. Clear Channel agrees to calculate the actual Clear Channel Liquidity Ratio on a monthly basis. If on any date, Clear Channel has reason to know that the actual Clear Channel Liquidity Ratio has fallen below 2.0x (a “Liquidity Event”), then Clear Channel shall notify the Outdoor Board and the Committee as soon as reasonably practicable; provided, however, that for the avoidance of doubt, this provision is not intended to impose upon Clear Channel an affirmative obligation to ascertain the components of the Clear Channel Liquidity Ratio more frequently than on a monthly basis in connection with the delivery of the Monthly Reports.

E.	The Provision of Legal Counsel and Financial Advisors to the Company’s Independent Directors in Connection with Transactions Between Clear Channel and the Company.

In connection with any proposed intercompany transaction between Clear Channel and the Company for which the approval of a majority of the Outdoor Board’s Independent Directors is sought (including, without limitation, in connection with any transaction as to which approval by the Independent Directors is required by contract or otherwise), Clear Channel shall agree to pay the fees and any expenses related to any independent counsel and/or independent financial advisor whom the Independent Directors in their sole discretion shall choose to retain.

F.	Implementation of Corporate Governance Measures

1. The Corporate Governance Measures shall continue in effect, and may not be repealed, changed, amended, modified, or otherwise altered, provided however that nothing shall preclude any Party from seeking to modify the Corporate Governance Measures described in Sections III·A-E of this Stipulation by motion under Rule 60(b)(6) of the Rules of the Court of Chancery of the State of Delaware for cause shown; except that the Corporate Governance Measures may be terminated upon: (i) a successful attempt to take the Company private through a transaction in which the only equity holders in the Company, upon completion of the transaction, are affiliates of the Company, or (ii) the successful completion of an all-shares acquisition by persons or entities unaffiliated with the Company, Clear Channel, or the Sponsors, whether for stock, cash, or other consideration.

2. The Company, Clear Channel, and the Sponsors each expressly agrees that: (i) failure to comply with this Section III·F shall subject the Company and its stockholders to irreparable harm for which the Company and its stockholders could not be adequately compensated at law; and (ii) in order to prevent any breach or continuing breach of this Section III·F, the Company, Clear Channel, and the Sponsors each expressly agrees in connection therewith to be subject to injunctive relief, specific performance, and any and all other forms of appropriate relief, as determined by the Court, without any requirement of a bond or other security.

3. The Independent Directors shall have sole authority to select and retain such persons as they choose to aid them in implementing the Corporate Governance Measures.

G.	RELEASES

1. Upon Final Court Approval, the Plaintiffs, the Company, the SLC (on behalf of the Company), and all Company Stockholders (derivatively on behalf of the Company) shall, by operation of the Judgment and to the fullest extent allowed by law, (i) release and be deemed to release and forever discharge the Released Plaintiff Claims against the Released Defendant Persons, (ii) covenant and be deemed to covenant not to sue any of the Released Defendant Persons with regard to any Released Plaintiff Claims, and (iii) forever be barred and enjoined from asserting any Released Plaintiff Claims against any Released Defendant Persons. All Parties acknowledge, and all Company Stockholders shall be deemed to acknowledge, the derivative nature of the Claims in the Derivative Action.

2. Upon Final Court Approval, the Company, the SLC, and the Defendants, by operation of the Judgment and to the fullest extent allowed by law, shall

(i) release and be deemed to release and forever discharge the Released Defendant Claims against the Released Plaintiff Persons, (ii) covenant and be deemed to covenant not to sue any of the Released Plaintiff Persons with regard to any Released Defendant Claims, and (iii) forever be barred and enjoined from asserting any Released Defendant Claims against any Released Plaintiff Persons.

3. The Plaintiffs, the Defendants, the Company, and the SLC expressly acknowledge, and all Company Stockholders shall be deemed to acknowledge, that he, she, they, or it has been advised by his, her, their, or its attorney concerning, and/or is familiar with, the provisions of California Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

4. The Plaintiffs, the Defendants, the Company, and the SLC expressly acknowledge, and all Company Stockholders shall be deemed to acknowledge: (i) that he, she, they, or it may hereafter discover facts in addition to those that he, she, they, or it now knows or believes to be true with respect to the Derivative Action and the Released Plaintiff Claims and Released Defendant Claims, as applicable; and (ii) that he, she, they, or it may have sustained damages, losses, fees, costs and/or expenses that are presently unknown and unsuspected with respect to Released Plaintiff Claims and Released Defendant Claims, as applicable, and that such damages, losses, fees, costs and/or expenses as the Plaintiffs, the Company, the Defendants, the SLC, and any Company

Stockholders may have sustained might give rise to additional damages, losses, fees, costs and/or expenses in the future. Nevertheless, the Plaintiffs, the Company, the Defendants, and the SLC expressly acknowledge, and all Company Stockholders shall be deemed to acknowledge, that this Stipulation has been negotiated and agreed upon in light of such possible unknown facts and such possible damages, losses, fees, costs and/or expenses, and each expressly waives, or shall be deemed to have waived, any and all rights under California Civil Code Section 1542 and under any other federal or state statute or law of similar effect. The Plaintiffs, the Company, the Defendants, and the SLC expressly acknowledge, and all Company Stockholders shall be deemed to have acknowledged, that this waiver was separately bargained for and is a material term of this Stipulation.

H.	Dismissal of the Derivative Action

The parties shall seek dismissal of the Derivative Action, pursuant to Court of Chancery Rule 23.1, with prejudice on the merits, and entry of a Judgment substantially in the form attached as Exhibit F to this Stipulation.

IV.	PROCEDURE FOR APPROVAL

A. Within one (1) business day after executing this Stipulation, the Parties shall inform the Court of this Stipulation and request the entry of the Scheduling Order substantially in the form attached hereto as Exhibit A.

B. Within fourteen (14) calendar days after the date that the Scheduling Order is entered by the Court, but in any event no later than forty-five (45) calendar days before the Settlement Hearing (the “Notice Date”), the Company shall mail, or cause to be mailed, by first Class U.S. mail, postage prepaid, the Notice, substantially in the form attached hereto as Exhibit B, to Company Stockholders at their last known address as shown on the records maintained by or on behalf of the Company. All Company Stockholders who are record holders of Company common stock on behalf of beneficial owners shall be directed to forward the Notice promptly to the beneficial owners of those securities.

C. On the Notice Date, the Company shall cause the Notice to be posted on the Company website and shall file with the U.S. Securities and Exchange Commission a form 8-K attaching this Stipulation and all Exhibits hereto, and within ten (10) calendar days after the Notice Date shall publish the Summary Notice (substantially in the form attached hereto as Exhibit C) via a national newswire service such as Business Wire, Marketwire, or PR Newswire. On the Notice Date, Counsel for the Plaintiffs shall cause the Notice to be posted on the websites for Counsel for the Plaintiffs.

D. All costs related to providing notice of the Settlement (other than posting the Notice on the website of Counsel for the Plaintiffs) (“Notice Costs”) shall be paid by the Company regardless of whether the Court declines to approve the Settlement or Final Court Approval otherwise fails to occur, and in no event shall the Plaintiffs or Counsel for the Plaintiffs be responsible for any such Notice Costs.

E. If the Settlement is approved by the Court, the parties shall request that the Court enter the Judgment, substantially in the form attached as Exhibit F to this Stipulation.

V.	TERMINATION

A. The Plaintiffs (provided they unanimously agree), Defendants (provided they unanimously agree), and the SLC (acting for and on behalf of the Company), shall each have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so (“Termination Notice”) to the other parties to this Stipulation within thirty (30) calendar days of: (a) the Court’s declining to enter the Scheduling Order in any material respect; (b) the Court’s refusal to approve this Stipulation or any part of it that materially affects any Party’s rights or obligations hereunder; (c) the Court’s declining to enter the Judgment in any material respect; or (d) the date upon which the Judgment is modified or reversed in any material respect by an appellate court.

B. The MOU and this Stipulation shall be null and void and of no force and effect, if (i) the proposed Settlement is terminated pursuant to the terms of this Stipulation, or (ii) the proposed Settlement does not obtain Final Court Approval for any other reason. If the proposed Settlement is terminated pursuant to the terms of this Stipulation, or the proposed Settlement does not obtain Final Court approval for any other reason, the MOU and this Stipulation shall not be deemed to prejudice in any way the respective positions of the SLC (acting for and on behalf of Outdoor, with the full power and authority delegated to it by the Outdoor Board), the Plaintiffs, or any Defendant with respect to the Derivative Action or any other action.

VI.	NO ADMISSION OF LIABILITY

The provisions contained in this Stipulation shall not be deemed a presumption, concession, or admission by any Party of any fault, liability or wrongdoing with respect to, or of any infirmity or weakness of, any claim or defense as to any facts or claims that have been or might be alleged or asserted in the Derivative Action (including any facts or claims identified by the SLC in the course of its investigation), or any other action or proceeding that has been, will be, or could be brought, or that the consideration provided under the Settlement represents the consideration that could be or would have been recovered at trial, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Action, or in any other action or proceeding, whether civil, criminal, administrative, for any purpose, except in connection with any claim for breach of this Stipulation and damages flowing therefrom to Outdoor, the Defendants, the Plaintiffs, or Counsel for the Plaintiffs.

VII.	RELATED ACTIONS

If any action is currently pending or is later filed in state or federal court asserting any of the Released Plaintiff Claims prior to Final Court Approval of the proposed Settlement, Counsel for the Plaintiffs and Counsel for the SLC shall use best efforts in working with Counsel for the Defendants to prevent, stay, or seek the dismissal of such derivative claims, and to oppose entry of any interim or final relief in favor of plaintiff in any other action in any other forum against any of the Defendants that challenges the proposed Settlement or otherwise involves any of the Released Plaintiff Claims. In the event that any final injunction, decision, order, judgment, determination or decree is entered or issued by any court or governmental entity prior to Final Court Approval of the proposed Settlement that would make consummation of the Settlement in accordance with the terms of this Stipulation unlawful, or that would restrain, prevent, enjoin, or otherwise prohibit consummation of the Settlement, the Defendants reserve the right to withdraw from this Stipulation. In addition, in the event that any preliminary or temporary injunction, decision, order, determination, or decree (an “Interim Order”) is entered or issued by any court or governmental entity prior to Final Court Approval of the proposed Settlement that would restrain, prevent, enjoin, or otherwise prohibit consummation of the Settlement, then, notwithstanding anything herein to the contrary, the Defendants shall have no obligation to consummate the Settlement unless and until such Interim Order expires or is terminated or modified in a manner such that consummation of the Settlement would no longer be restrained, prevented, enjoined, or otherwise prohibited.

VIII.	ATTORNEYS’ FEES

A. Concurrent with seeking final approval of the Settlement, Counsel for the Plaintiffs intend to apply to the Court for an award of attorneys’ fees and expenses (the “Fee Application”), which shall seek no more than six million dollars ($6,000,000.00). Counsel for the Plaintiffs shall not seek fees or expenses from the Court in excess of six million dollars ($6,000,000.00), and Defendants shall take no position on the amount of the Fee Application (provided it complies with this Stipulation). Clear Channel and the SLC (acting for and on behalf of the Company) acknowledge Counsel for the Plaintiffs’ right to an award of fees and expenses as a result of their prosecution of the Derivative Action.

B. To the extent Counsel for the Plaintiffs are awarded attorneys’ fees and expenses by Court order, payment shall be made by Clear Channel to Counsel for the

Plaintiffs within five (5) business days after the later of this Court’s entry of (i) the Judgment or (ii) an order awarding such attorneys’ fees and expenses (“Fee and Expense Order”), notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to the obligation of Counsel for the Plaintiffs to refund up to the full amount of fees and expenses if either the Judgment or the Fee and Expense Order is reversed or modified by final, non-appealable order, but only to the extent required by such reversal or modification.

C. The full amount of fees and expenses awarded to Counsel for the Plaintiffs pursuant to the Fee and Expense Order, if any, shall be paid by Clear Channel (including with respect to matters agreed to by, and under the sole control of, the Company (e.g., the establishment of the Committee and the powers granted to it pursuant to the charter)), and neither the Company nor any Defendant other than Clear Channel shall have any responsibility for payment of any such fees and expenses to Counsel for the Plaintiffs.

D. This Stipulation and the Settlement are not conditioned upon the approval of an award of attorneys’ fees and expenses, and any decision by the Court to not approve the requested amount of attorneys’ fees and expenses shall not affect the validity of the Stipulation and the Settlement.

E. Except as provided in Sections IV·D and VIII·A-C of this Stipulation, neither the Plaintiffs nor Counsel for the Plaintiffs shall seek any fees, expenses, costs, or compensation relating to the Derivative Action, and neither the Company nor the Defendants shall bear any expenses, costs, damages, or fees alleged or incurred by the Plaintiffs or by any of their attorneys, experts, advisors, agents, or representatives.

IX.	MISCELLANEOUS PROVISIONS

A. The Exhibits hereto are material and integral parts hereof and are fully incorporated herein by reference. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any Exhibit hereto, the terms of the Stipulation shall prevail.

B. The Parties agree that in the event of any breach of this Stipulation, all of the Parties’ rights and remedies at law, equity, or otherwise are expressly preserved.

C. This Stipulation may be executed in one or more counterparts, each of which shall be deemed an original and, when taken together with the other signed counterparts, shall constitute one and the same instrument. Facsimile or PDF signatures shall constitute valid evidence of execution. This Stipulation shall be deemed to be executed as of the date that all Counsel for the Parties have executed a counterpart, even though no single counterpart is executed by all Counsel for the Parties.

D. This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Parties and no representations, warranties, or inducements have been made to any Party concerning the Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in this Stipulation or its Exhibits.

E. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

F. The consummation of this Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction over all matters relating to the administration, enforcement, and consummation of the Settlement including, without limitation, any matters relating to an award of attorneys’ fees and expenses to Counsel for the Plaintiffs.

G. Each Party acknowledges that he, she, they, or it have been advised by counsel in connection with this Stipulation.

H. This Stipulation may be amended or any of its provisions waived only by a writing executed by all signatories hereto.

I. In the event that any dispute arises among or between the Parties regarding the interpretation of this Stipulation, or any provision thereof, the Parties acknowledge and agree that all of the Parties shall be deemed collectively to be the drafting party and any rule of construction pursuant to which ambiguities are construed against the drafting party shall not be applicable.

J. Waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation, and failure by any Party to assert any claim for breach of this Stipulation shall not be deemed to be a waiver as to that or any other breach and will not preclude any Party from seeking to remedy a breach and enforce the terms of this Stipulation.

K. Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions of this Stipulation, and such Party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party. Waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation, and failure by any Party to assert any claim for breach of this Stipulation shall not be deemed to be a waiver as to that or any other breach and will not preclude any Party from seeking to remedy a breach and enforce the terms of this Stipulation.

L. The Plaintiffs and Counsel for the Plaintiffs represent and warrant that the Plaintiffs are each stockholders of the Company and were stockholders of the Company at all relevant times for purposes of maintaining standing in the Derivative Action.

M. Each counsel or other person executing this Stipulation on behalf of any Party hereto warrants that he or she has the full authority to bind his or her principal to this Stipulation.

N. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties.

O. The Stipulation shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles. Any action relating to this Stipulation will be filed exclusively in the Court. Each Party: (i) consents to personal jurisdiction in such action (but no other action) brought in the Court; (ii) consents to service of process by registered mail upon such Party and/or such Party’s agent; (iii) waives any objection to venue in the Court and any claim that Delaware or the Court is an inconvenient forum; and (iv) waives any right to demand a jury trial as to such action (but no other action).

P. In addition to the actions specifically provided for in this Stipulation, the Parties will use their best efforts from the date of this Stipulation to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations or agreements to consummate and make effective this Stipulation. Counsel for the Parties agree to cooperate fully with one another in seeking the Court’s approval of this Stipulation and to use their best efforts to effect the consummation of this Stipulation. Without further order of the Court, the Parties may agree to reasonable extensions of time not expressly set by the Court in order to carry out any of the provisions of this Stipulation.

Q. Each Party hereto represents and warrants that he, she, or it is the legal owner of all rights and claims attributable to him, her, or it that are the subject matter of this Stipulation and that there has been no assignment, hypothecation, or transfer by operation of law or otherwise of any such rights and claims.

DATED: July 8, 2013

GRANT & EISENHOFER P.A.

OF COUNSEL:
	By:	Michael J. Barry
Mark Lebovitch		Stuart M. Grant (#2526)
Jeremy Friedman		Michael J. Barry (#4368) Nathan A. Cook (#4841) 123 Justison Street Wilmington, DE 19801 (302) 622-7000
Bernstein Litowitz Berger
& Grossmann LLP
1285 Avenue of the Americas
New York, NY 10019
(212) 554-1400
Robert D. Klausner	Attorneys for Plaintiffs City of Pinellas Park Firefighters Pension Board and NECA-IBEW Pension Trust Fund
Klausner, Kaufman, Jensen
& Levinson
10059 Northwest 1st Court
Plantation, FL 33324
(954) 916-1202

Attorneys for Plaintiff City of Pinellas Park Firefighters Pension Board

Joseph E. White, III
Jonathan M. Stein
Lester R. Hooker
SAXENA WHITE, P.A.
2424 North Federal Hwy. Suite 257 Boca Raton, Florida 33431
(561) 394-3399

Attorneys for Plaintiff NECA-IBEW Pension Trust Fund

POTTER ANDERSON & CORROON LLP

OF COUNSEL:
	By:	Michael A. Pittenger
Michael Chertoff

Donald J. Wolfe, Jr. (#285)

Michael A. Pittenger (#3212)

Berton W. Ashman, Jr. (#4681)

Samuel L. Closic (#5468)

Hercules Plaza – 6th Floor

1313 North Market

P.O. Box 951

Wilmington, DE 19899

(302) 984-6000

Elaine W. Stone
COVINGTON & BURLING, LLP
1201 Pennsylvania Avenue, NW
Washington, DC 20004
(202) 662-6000

Jonathan M. Sperling
COVINGTON & BURLING, LLP
The New York Times Building
New York, NY 10018 (212) 841-1000	Attorneys for the Special Litigation Committee of the Board of Directors of Clear Channel Outdoor Holdings, Inc. (acting for and on behalf of Nominal Defendant Clear Channel Outdoor Holdings, Inc.)

ASHBY & GEDDES

	By:	Philip Trainer, Jr.
Philip Trainer, Jr. (#2788)
Toni-Ann Platia (#5051)
500 Delaware Avenue, 8th Floor
P.O. Box 1150
Wilmington, DE 19899
(302) 654-1888

Attorneys for Defendants Douglas L. Jacobs and Christopher M. Temple

SEITZ ROSS ARONSTAM & MORITZ LLP

OF COUNSEL:

Kevin B. Huff	By:	Collins J. Seitz, Jr.
Brendan J. Crimmins		Collins J. Seitz, Jr. (#2237)
KELLOGG, HUBER, HANSEN,		David E. Ross (#5228)
TODD, EVANS & FIGEL, P.L.L.C.		S. Michael Sirkin (#5389)
1615 m Street, N.W., Suite 400		100 S. West Street, Suite 400
Washington, D.C. 20036		Wilmington, DE 19801
(202) 326-7900		(302) 576-1600

Attorneys for Defendants Margaret W. Covell, Blair E. Hendrix, Daniel G. Jones, Mark P. Mays, Randall T. Mays, Scott R. Wells, James C. Carlisle, Clear Channel Communications, Inc., Bain Capital Partners, LLC, and Thomas H. Lee Partners, L.P.	Attorneys for Defendants Margaret W. Covell, Blair E. Hendrix, Daniel G. Jones, Mark P. Mays, Randall T. Mays, Robert Pittman, Scott R. Wells, James C. Carlisle, Clear Channel Communications, Inc., Bain Capital Partners, LLC, and Thomas H. Lee Partners, L.P.

Barry G. Sher
Jodi Kleinick
PAUL HASTING LLP
75 East 55th Street
New York, NY 10022
(212) 318-600

Attorney for Defendant Robert Pittman

BOUCHARD MARGULES & FRIEDLANDER, P.A.

By:	Andre G. Bouchard
Andre G. Bouchard (#2504)
222 Delaware Avenue, Suite 1400
Wilmington, DE 19801
(302) 573-3500

Attorneys for Defendants Thomas R. Shepherd, Marsha M. Shields, and Dale W. Tremblay

EXHIBIT A

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE CLEAR CHANNEL OUTDOOR	)	CONSOLIDATED
HOLDINGS, INC. DERIVATIVE	)
LITIGATION	)	C.A. No. 7315-CS

SCHEDULING ORDER

The parties to the above-captioned derivative action (the “Derivative Action”), and the Special Litigation Committee of the Board of Directors of Clear Channel Outdoor Holdings, Inc. (acting for and on behalf of nominal defendant Clear Channel Outdoor Holdings, Inc.) (collectively, the “Parties”), having applied pursuant to Rule 23.1 of the Rules of the Court of Chancery of the State of Delaware for an Order to approve the proposed settlement of the Derivative Action (the “Settlement”) in accordance with the Stipulation of Settlement entered into by the Parties, dated as of July 8, 2013 (the “Stipulation”), which provides for the dismissal of the Derivative Action with prejudice upon the terms and conditions set forth in the Stipulation; the Court having read and considered the Stipulation and accompanying documents; the Stipulation being sufficient to warrant notice to Company Stockholders; and all Parties having consented to entry of this Order,

NOW, THEREFORE, this      day of July, 2013, upon application of the Parties, IT IS HEREBY ORDERED as follows:

1. Except for terms otherwise defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.

2. A hearing (the “Settlement Hearing”) shall be held before The Honorable Leo E. Strine, Jr., Chancellor, on              at     :        .m., at the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, to:

a.	determine whether Plaintiffs and Counsel for the Plaintiffs have adequately represented the interests of Outdoor and its stockholders;

b.	determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of Outdoor and its stockholders;

c.	determine whether the Judgment, substantially in the form attached as Exhibit F to the Stipulation, should be entered by the Court dismissing the Derivative Action with prejudice, and releasing, barring, and enjoining the prosecution of any Released Plaintiff Claims against the Released Defendant Persons and any Released Defendant Claims against the Released Plaintiff Persons;

d.	consider the application by Counsel for the Plaintiffs for an award of attorneys’ fees and expenses; and

2

e.	hear and determine any objections to the Settlement and/or Counsel for the Plaintiffs’ application for an award of attorneys’ fees and expenses;

f.	rule on such other matters as the Court may deem appropriate.

3. The Court reserves the right to adjourn and reconvene the Settlement Hearing, including consideration of Counsel for the Plaintiffs’ application for an award of attorneys’ fees, costs, and/or expenses, without further notice to Company Stockholders other than by announcement at the Settlement Hearing.

4. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification as may be consented to by the Parties to the Stipulation and without further notice to Company Stockholders.

5. Within fourteen (14) calendar days after the date of entry of this Order, but in any event no later than forty-five (45) calendar days before the Settlement Hearing (the “Notice Date”), the Company shall mail, or cause to be mailed, by first Class U.S. mail, postage prepaid, the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear (the “Notice”), substantially in the form attached to the Stipulation as Exhibit B, to Company Stockholders at their last known address as shown on the stock records maintained by or on behalf of the Company. All

3

Company Stockholders who are record holders of Company common stock on behalf of beneficial owners are directed to forward the Notice promptly to the beneficial owners of those securities, as set forth in the Notice.

6. On the Notice Date, the Company shall cause the Notice to be posted on the Company website, and within ten (10) calendar days of the Notice Date, shall publish the Summary Notice, substantially in the form attached to the Stipulation as Exhibit C, via a national newswire service such as Business Wire, Marketwire, or PR Newswire. On the Notice Date, Bernstein Litowitz Berger & Grossman LLP, Grant & Eisenhofer P.A., Klausner, Kaufman, Jensen & Levinson, and Saxena White, P.A. shall cause the Notice to be posted on their respective firm websites.

7. The Court approves the form, content and requirements of the Notice and the Summary Notice and finds that the form and manner of notice specified herein is the best form and manner of notice practicable and shall constitute due and sufficient notice of the Settlement Hearing to all persons entitled to receive such notice, and fully satisfy the requirements of due process, Court of Chancery Rule 23.1, and applicable law. The Company shall, prior to the date of the Settlement Hearing ordered herein, file proof of the dissemination of the Notice and the Summary Notice as ordered herein.

8. Other than the cost of posting the Notice on the website of Counsel for the Plaintiffs, all costs related to providing notice of the Settlement (“Notice

4

Costs”) shall be paid by the Company regardless of whether the Court declines to approve the Settlement or Final Court Approval otherwise fails to occur, and in no event shall Plaintiffs or Counsel for the Plaintiffs be responsible for any such Notice Costs.

9. Any Company Stockholder who continues to own shares of Company common stock as of the date of the Settlement Hearing and who objects to the Stipulation, the Settlement, the Judgment (attached to the Stipulation as Exhibit F) proposed to be entered herein, Counsel for the Plaintiffs’ application for an award of attorneys’ fees and expenses, or who otherwise wishes to be heard with respect to any matter, may appear in person or through his, her, or its attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no such person other than Plaintiffs, the Defendants, the SLC (acting for and on behalf of the Company), and their respective counsel in the Derivative Action shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person other than Plaintiffs, the Defendants, the SLC (acting for and on behalf of the Company), and their respective counsel in the Derivative Action shall be received and considered by the Court unless no later than fourteen (14) calendar days prior to the Settlement Hearing, such person files with the Register in Chancery, the Court of Chancery, 500 North King Street, Wilmington, Delaware, 19801, the following: (i) a written and signed notice of intention to appear that states the name,

5

address and telephone number of the objector and, if represented, his, her or its counsel; (ii) proof that the objector owned shares of Company common stock as of the date of entry of the Scheduling Order and continues to own such shares; (iii) a written detailed statement of the person’s objection to any matter before the Court; and (iv) the specific grounds therefor or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, including any legal and evidentiary support. Any such filings with the Court shall also be served simultaneously upon each of the following counsel by hand or overnight delivery such that they are received no later than fourteen (14) calendar days prior to the Settlement Hearing:

Collins J. Seitz, Jr.

David E. Ross

S. Michael Sirkin

SEITZ ROSS ARONSTAM & MORITZ LLP

100 S. West Street, Suite 400

Wilmington, DE 19801

(302) 576-1600

Attorneys for Defendants Margaret W. Covell, Blair E. Hendrix, Daniel G. Jones, Mark P. Mays, Randall T. Mays, Robert Pittman, Scott R. Wells, James C. Carlisle, Clear Channel Communications, Inc., Bain Capital Partners, LLC, and Thomas H. Lee Partners, L.P.

Philip Trainer, Jr.

Toni-Ann Platia

ASHBY & GEDDES

500 Delaware Avenue, 8th Floor

P.O. Box 1150

Wilmington, DE 19899

(302) 654-1888

6

Attorneys for Defendants Douglas L. Jacobs and Christopher M. Temple

Andre G. Bouchard

BOUCHARD MARGULES & FRIEDLANDER, P.A.

222 Delaware Avenue, Suite 1400

Wilmington, DE 19801

(302) 573-3500

Attorneys for Defendants Thomas R. Shepherd, Marsha M. Shields, and Dale W. Tremblay

Donald J. Wolfe, Jr.

Michael A. Pittenger

Berton W. Ashman, Jr.

Samuel L. Closic

POTTER ANDERSON & CORROON LLP

Hercules Plaza – 6th Floor

1313 North Market

P.O. Box 951

Wilmington, DE 19899

(302) 984-6000

Attorneys for the Special Litigation Committee of the Board of Directors of Clear Channel Outdoor Holdings, Inc. (acting for and on behalf of Nominal Defendant Clear Channel Outdoor Holdings, Inc.)

– and –

Mark Lebovitch

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP

1285 Avenue of the Americas

New York, NY 10019

Stuart M. Grant

Michael J. Barry

Nathan A. Cook

GRANT & EISENHOFER, P.A.

123 Justison Street

Wilmington, DE 19801

(302) 622-7000

7

Counsel for Plaintiffs

10. Unless the Court otherwise directs, any person who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement, Counsel for the Plaintiffs’ application for an award of attorneys’ fees and expenses, or any other matter related to the Settlement in the Derivative Action or any other action or proceeding.

11. Counsel for the Parties are directed to promptly furnish each other with copies of any and all objections or other stockholder correspondence related to the Settlement and/or the Settlement Hearing that might come into their possession unless it appears that such correspondence has already been received by the other counsel.

12. All briefs in support of the approval of the Settlement and/or Counsel for the Plaintiffs’ application for an award of attorneys’ fees and expenses shall be filed and served no later than twenty-one (21) calendar days before the Settlement Hearing, and reply papers, if any, shall be filed and served no later than seven (7) calendar days before the Settlement Hearing.

13. All proceedings in the Derivative Action, other than such proceedings as may be necessary to carry out the terms and conditions of the

8

Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Settlement should be approved, Plaintiffs, Counsel for the Plaintiffs, all other Company Stockholders, the Defendants, the Company, and the SLC, or any of them as applicable, are enjoined from filing, commencing, or prosecuting any other lawsuit in any jurisdiction with respect to any Released Plaintiff Claims or Released Defendant Claims.

14. If the Settlement provided for in the Stipulation shall be approved by the Court following the Settlement Hearing, the Court shall enter an Order and Final Judgment substantially in the form attached to the Stipulation as Exhibit F.

15. If the Stipulation is terminated pursuant to the terms of the Stipulation or Final Court Approval otherwise fails to occur, then all proceedings in the Derivative Action will revert to their status as of March 27, 2013; no materials created by or received from another Party that were used in, obtained during, or related to settlement discussions shall be admissible for any purpose in any court or tribunal or used in any other capacity, absent consent from the disclosing party; and the MOU and Stipulation shall not be deemed to prejudice in any way the respective positions of the SLC (acting for and on behalf of Outdoor, with the full power and authority delegated to it by the Outdoor Board), the Plaintiffs, or any Defendant with respect to the Derivative Action or any other action.

9

16. Whether the Order and Final Judgment becomes Final is not conditioned upon the approval of an award of attorneys’ fees, costs, and/or expenses to Counsel for the Plaintiffs, either at all or in any particular amount, by the Court.

17. The Court retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.

Chancellor

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EXHIBIT B

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE CLEAR CHANNEL OUTDOOR	)	CONSOLIDATED
HOLDINGS, INC. DERIVATIVE	)
LITIGATION	)	C.A. No. 7315-CS

NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED SETTLEMENT OF

DERIVATIVE ACTION, SETTLEMENT HEARING,

AND RIGHT TO APPEAR

TO: ALL RECORD AND BENEFICIAL HOLDERS OF SHARES OF THE COMMON STOCK OF CLEAR CHANNEL OUTDOOR HOLDINGS, INC. (“OUTDOOR” OR THE “COMPANY”) AS OF THE CLOSE OF BUSINESS ON [INSERT DATE OF SCHEDULING ORDER]. BROKERAGE FIRMS, BANKS, AND/OR OTHER PERSONS OR ENTITIES WHO HELD OUTDOOR COMMON STOCK OF RECORD AS OF THE CLOSE OF BUSINESS ON [INSERT DATE OF SCHEDULING ORDER], WHO ARE NOT THE BENEFICIAL OWNERS OF SUCH STOCK, ARE DIRECTED TO FORWARD THIS NOTICE PROMPTLY TO THE BENEFICIAL OWNERS OF THE STOCK, OR REQUEST THE COMPANY TO DO SO (SEE SECTION AT THE END OF THIS NOTICE ENTITLED “NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS”).

The purpose of this Notice is to inform you about: (i) the pendency of the above-captioned shareholder derivative action (the “Derivative Action” or “Action”), which was brought by certain Outdoor stockholders on behalf of and for the benefit of the Company in the Court of Chancery of the State of Delaware (the “Court”); (ii) a proposed settlement of the Derivative Action (the “Settlement”), subject to Court approval, on the terms and conditions set forth in the Stipulation of Settlement executed on July 8, 2013 (the “Stipulation,” a full and complete copy of which is attached to this Notice as Exhibit [1]); (iii) the hearing that the Court will hold on             , 2013 to determine whether to approve the Settlement and to consider Counsel for the Plaintiffs’ application for an award of attorneys’ fees and expenses; and (iv) current stockholders’ rights with respect to the proposed Settlement and Counsel for the Plaintiffs’ application for attorneys’ fees and expenses.1

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.

YOUR RIGHTS WILL BE AFFECTED BY THE DERIVATIVE ACTION AND SETTLEMENT.

The Stipulation was entered into as of July 8, 2013, between and among: (i) plaintiffs in the Derivative Action, City of Pinellas Park Firefighters Pension Board and NECA-IBEW (together, the “Plaintiffs”); (ii) defendants Clear Channel Communications, Inc. (“Clear

[1]	All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.

Channel”), Bain Capital Partners, LLC (“Bain”), Thomas H. Lee Partners, L.P. (“THL”), Margaret W. Covell, Blair E. Hendrix, Douglas L. Jacobs, Daniel G. Jones, Mark P. Mays, Randall T. Mays, Robert Pittman, Thomas R. Shepherd, Marsha M. Shields, Christopher M. Temple, Dale W. Tremblay, Scott R. Wells, and James C. Carlisle (collectively, the “Defendants”); and (iii) the Special Litigation Committee of the Board of Directors of Outdoor (acting for and on behalf of nominal defendant Outdoor) (the “SLC” and collectively with Plaintiffs and Defendants, the “Parties”), subject to the approval of the Court pursuant to Delaware Chancery Court Rule 23.1.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to explain the Derivative Action, the terms of the proposed Settlement, and how the proposed Settlement affects Outdoor stockholders’ legal rights.

2. In a derivative action, one or more people and/or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.

3. As described more fully in paragraph              below, current stockholders have the right to object to the proposed Settlement and the application by Counsel for the Plaintiffs for an award of attorneys’ fees and expenses. They have the right to appear and be heard at the Settlement Hearing, which will be held before The Honorable Leo E. Strine, Jr., Chancellor, on              at     :          .m., at the New Castle County Courthouse, 500 North King Street, Wilmington, DE 19801. At the Settlement Hearing, the Court will (a) determine whether Plaintiffs and Counsel for the Plaintiffs have adequately represented the interests of Outdoor and its stockholders; (b) determine whether the proposed Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of Outdoor and the Company Stockholders; (c) determine whether the Court should enter an Order and Final Judgment, substantially in the form attached as Exhibit F to the Stipulation, dismissing the Derivative Action with prejudice, and releasing, barring, and enjoining the prosecution of any Released Plaintiff Claims against the Released Defendant Persons and any Released Defendant Claims against the Released Plaintiff Persons; (d) consider the application by Counsel for the Plaintiffs for an award of attorneys’ fees and expenses; (e) hear and determine any objections to the Settlement and/or Counsel for the Plaintiffs’ application for an award of attorneys’ fees and expenses; and (f) rule on such other matters as the Court may deem appropriate.

4. The Court has reserved the right to adjourn or continue the Settlement Hearing, including consideration of the application by Counsel for the Plaintiffs for attorneys’ fees and expenses, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice of any kind.

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WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE DERIVATIVE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

5. Plaintiffs, who are stockholders of the Company, brought substantially identical actions derivatively on behalf of the Company against Defendants with respect to a 2009 agreement to amend the Revolving Promissory Note, dated as of November 10, 2005, between Clear Channel, as maker, and Outdoor, as payee (as amended by the first amendment dated as of December 23, 2009, and as may be further amended, the “Note”).

6. The derivative actions brought by Plaintiffs were subsequently consolidated into the Derivative Action. The principal allegations of the Verified Stockholder Derivative Complaint that is the subject of the Derivative Action are, among other things:

a. that Clear Channel is overleveraged with debt arising from its 2008 $24 billion leveraged buyout arranged by Bain and THL;

b. that Clear Channel’s increased leverage has, in turn, increased its risk of default, thereby making it difficult for Clear Channel to raise capital;

c. that, in late 2009, to solve its liquidity issues, Clear Channel, as Outdoor’s controlling stockholder, forced Outdoor to agree to support and approve a $1 billion unsecured loan in the form of the Note at an unreasonably low interest rate of 9.25%;

d. that the Note is integrated into the combined cash management systems of Clear Channel and Outdoor pursuant to which Clear Channel sweeps Outdoor’s cash accounts on a daily basis into a Clear Channel master account and Clear Channel provides funds to Outdoor on days that Outdoor’s disbursements exceed its collections;

e. that, as part of the cash management system, Outdoor records net amounts “due to” or “due from” Clear Channel on its consolidated balance sheets;

f. that the Note permits Clear Channel to borrow up to $1 billion from Outdoor, and Clear Channel’s borrowings under the Note are unsecured such that Outdoor would be treated as a general unsecured creditor in the event of a Clear Channel bankruptcy;

g. that the Note was originally due to expire by its own terms on August 10, 2010, and provided for an interest rate equal to the average one-month generic treasury bill rate;

h. that on December 23, 2009, Clear Channel and Outdoor agreed to extend the Note through December 15, 2017, and to increase the interest rate to an unreasonably low interest rate;

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i. that Outdoor anticipates the balance on the Note will increase to over $1.0 billion in the next few years;

j. that the Note is payable on demand and Outdoor could demand immediate repayment; and

k. that Outdoor has unreasonably refused to demand repayment and has instead allowed outstanding indebtedness under the Note to grow to $650 million.

7. The Plaintiffs asserted derivative claims for breach of fiduciary duty, waste of corporate assets, and unjust enrichment, and sought rescission of the Note, termination of the cash management agreement, and attorneys’ fees, as appropriate.

8. In response to the Derivative Action, on April 4, 2012, the Board of Directors of the Company (the “Outdoor Board”) established and empowered the SLC to “investigate all matters related to the Litigation, review and evaluate the findings of such investigation” and to “take all actions as the [SLC] deems appropriate and in the best interests of the Corporation with respect thereto, including, without limitation, prosecution, control, and supervision of the Litigation by the Corporation including, if determined to be appropriate, its settlement.” The Outdoor Board’s resolutions further provide that the SLC’s determinations “shall be final and binding upon the Corporation and shall not be subject to review or approval by the [Outdoor] Board” and that the SLC is authorized and empowered “to retain, at the Corporation’s expense, any independent advisors that are acceptable to the Special Litigation Committee in its sole discretion, including legal counsel, as it deems necessary or desirable to assist and advise it in connection with the investigation, review, and evaluation of the Litigation” The SLC is composed of two independent members of the Outdoor Board, Christopher M. Temple and Douglas L. Jacobs, neither of whom was a member of the Outdoor Board at the time of the 2009 Note amendment and extension.

9. On June 20, 2012, the SLC moved for a six-month stay (the “Stay”) of the proceedings in the Derivative Action to facilitate the SLC’s review, investigation, and determination with respect to the derivative claims asserted by the Plaintiffs in the Verified Stockholder Derivative Complaint.

10. On July 10, 2012, the Plaintiffs moved for partial summary judgment, arguing that the Outdoor Board breached its fiduciary duties by refusing to exercise its right to demand repayment and instead continuing to allow the loan to Clear Channel to grow to more than $700 million.

11. On July 23, 2012, the Court granted the SLC’s Stay motion.

12. The SLC, with the assistance of Counsel for the SLC, engaged in an intensive investigation and evaluation of the derivative claims asserted in the Derivative Action, as well as additional possible claims relating to the subject matter of the Derivative Action identified by the SLC, and that investigation included (i) the collection and review of pertinent hard copy and electronic documents from (a) current and former employees, officers, and directors of each of

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Outdoor and Clear Channel, (b) employees of Bain and THL, (c) members of the Special Committee of the Outdoor Board that approved the 2009 transaction (the “2009 Special Committee”), and (d) the 2009 Special Committee’s legal and financial advisors; (ii) the interviews, by Counsel for the SLC, of twenty-five witnesses (with SLC members attending and participating in six interviews of current or former members of the Outdoor Board); and (iii) the retention of an economic expert, Dr. Kenneth Lehn, a former Chief Economist of the Securities and Exchange Commission and a Professor at the Katz Graduate School of Business at the University of Pittsburgh, to assist and advise the SLC in its analysis; and (iv) legal analysis of the derivative claims asserted in the Verified Stockholder Derivative Complaint, and of additional possible claims relating to the subject matter of the Derivative Action identified by the SLC.

13. Pursuant to the authority granted to the SLC in its authorizing resolution, the SLC made the determinations attached as Exhibit A to the Affidavit of Christopher M. Temple, dated July 3, 2013, filed concurrently with the Stipulation.

14. In December 2012, the SLC (acting for and on behalf of Outdoor and with the full power delegated to it by the Outdoor Board) initiated discussions with certain of the Defendants to explore the prospects of settlement. The SLC then developed a framework setting forth components of a potential settlement.

15. Thereafter, the SLC entered into negotiations with Counsel for the Plaintiffs and certain of the Defendants regarding the terms of a potential settlement within the framework developed by the SLC.

16. The parties to the Derivative Action and the SLC subsequently entered into a binding Memorandum of Understanding dated March 28, 2013 (the “MOU”), reflecting their agreement in principle for the settlement of the Derivative Action between and among the SLC (acting for and on behalf of the Company), the Plaintiffs, and Defendants. On July 8, 2013, the parties entered into the formal Stipulation of Settlement setting forth the terms of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?

17. Set forth below is a summary of the principal terms of the proposed Settlement of the Derivative Action, as agreed to by the SLC and the parties, subject to the approval of the Court. The following statements are a summary and reference is made to the Stipulation attached hereto as Exhibit [1] for a full and complete statement of the terms of the proposed Settlement:

a.	Immediate Draw-Down of Note Balance by the Company

Not later than ten (10) calendar days after Final Court Approval of the Settlement, the Company will on the same day both (a) notify Clear Channel of its intent to make a demand for repayment of $200 million outstanding under the Note twenty (20) calendar days thereafter (or if that day is not a business day, then the next business day thereafter), and (b) declare a dividend to be paid conditioned on Clear Channel having satisfied such demand. On the twentieth (20th) calendar day after providing such notice to Clear

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Channel (or if that day is not a business day, then the next business day thereafter), Outdoor will demand repayment of $200 million outstanding under the Note. Clear Channel will satisfy the demand the same day it is made.

b.	Amendment to Note Interest Rate

Not later than ten (10) business days after Final Court Approval of the Settlement, the Company and Clear Channel will adopt a Note amendment in substantially the form attached to the Stipulation as Exhibit D. The Note amendment will change the Contract Rate such that, in the event that (x) the outstanding balance (which shall be calculated on a daily basis) due under the Note exceeds $1.0 billion, the per annum rate of interest applicable to such excess balance (i.e., the amount that exceeds $1.0 billion) will be (only for so long as the outstanding balance due under the Note exceeds $1.0 billion) an amount equal to the Average Yield-to-Maturity for the series of Clear Channel Reference Notes that has the nearest future maturity date or (y) the Clear Channel Liquidity Ratio is less than 2.0x, the per annum rate of interest applicable to the entire balance outstanding under the Note will be (only for so long as the Clear Channel Liquidity Ratio is less than 2.0x) an amount equal to the Average Yield-to-Maturity for the series of Clear Channel Reference Notes that has the nearest future maturity date. For purposes of determining the Contract Rate, the series of Clear Channel Reference Notes that has the nearest future maturity date shall be determined without regard to any series of Clear Channel Reference Notes that has a maturity date less than 90 calendar days from the date of measurement. If no trades were reported during the month for the applicable Clear Channel Reference Notes, the Average Yield-to-Maturity from the previous month shall be used. If no series of Clear Channel Reference Notes that has a maturity date of 90 days or more from the date of measurement continues in existence on the date of measurement, Average Yield to Maturity shall be calculated in the manner described in the three preceding sentences, except that the publicly traded Clear Channel unsecured debt that has the nearest maturity date of 90 days or more from the date of measurement shall be substituted for the Clear Channel Reference Notes. The Average Yield-to-Maturity shall in no event be less than 6.5%, nor greater than 20%. Interest will be calculated by Clear Channel on the last day of each month using (x) daily Note balance amounts and (y) (if applicable) the Average Yield-to-Maturity for such month.

The Clear Channel Liquidity Ratio is defined to equal (A) the aggregate of (i) cash and cash equivalents set forth on Clear Channel’s balance sheet (not including Unavailable Cash or Outdoor Minority Cash) and (ii) Borrowing Availability (collectively, “Clear Channel Liquidity”) divided by (B) the amount that would be payable to non-affiliated holders of the Company’s common stock (the “Outdoor Public Share”) assuming (1) a demand by the Company of the aggregate amount outstanding under the Note and (2) a simultaneous dividend of the proceeds of such demand to the stockholders of the Company.

Clear Channel Reference Notes is defined as Clear Channel’s 5.5% Senior Notes Due 2014, 4.9% Senior Notes Due 2015, 5.5% Senior Notes Due 2016, and 6.875% Senior Debentures due 2018.

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c.	Creation of a Committee of Independent Directors of the Outdoor Board to Monitor the Note

Not later than ten (10) business days after Final Court Approval of the Settlement, the Company will establish a committee of the Board (the “Committee”) for the specific purpose of monitoring the Note, composed of all then-serving Independent Directors of the Company, and will adopt a Committee charter in substantially the form attached to the Stipulation as Exhibit E. The Committee will be provided reports on a monthly basis, as described in further detail below, and will have access to independent legal and financial advisors. The Committee charter will provide for the Committee to have the non-exclusive authority (i.e., in addition to the authority of the full Board), if the Committee so desires and believes it to be in the best interests of the Company’s stockholders, to demand payments under the Note in the following specified circumstances:

i.	if the Clear Channel Liquidity Ratio is less than 2.0x on an actual or projected basis, the Committee will be authorized to demand payment up to the full amount outstanding under the Note; or

ii.	if the Outdoor Public Share is greater than $114.0 million on an actual or projected basis, then the Committee will be authorized to demand payment up to the amount required to reduce the Outdoor Public Share to $85.0 million;

in each such case provided that the Committee simultaneously declares a dividend equal to the amount so demanded, to be paid simultaneously with the amount paid pursuant to the demand.

d.	Reporting Obligations

i.	No later than the 16th calendar day of every month (beginning with the month after the month in which the Judgment is entered by the Court), Clear Channel will deliver to the Outdoor Board (and then solely to the Committee after the Committee has been established pursuant to the terms of the Settlement) a report on the status of the Note balance, Clear Channel Liquidity, and the Clear Channel Liquidity Ratio, with each amount calculated as of month’s end for the three preceding months and projected as of month’s end for the current month and three coming months. If at any time after delivery of any of these reports a circumstance occurs (or is reasonably likely to occur) such that the previously projected balances of the Note or Clear Channel Liquidity were to no longer be accurate in any material respect, then Clear Channel will notify the Outdoor Board and the Committee as soon as reasonably practicable. If any circumstance would result in the projected Clear Channel Liquidity Ratio being less than 2.0x or the projected Outdoor Public Share exceeding $114.0 million, Clear Channel will provide such notification even if not material.

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ii.	No later than July 1 of each year, Clear Channel will deliver to the Committee a forecast projecting Note balance, Clear Channel Liquidity, and the Clear Channel Liquidity Ratio. Projections for the remainder of the then-current calendar year will be on a monthly basis, and projections for the three succeeding years will be on the same periodic basis as Clear Channel uses for its regular internal forecasting process.

iii.	Clear Channel will provide the Outdoor Board (and the Committee if it so desires) an annual presentation on Clear Channel’s capital structure status and outlook/financing plan, with quarterly updates if requested by the Outdoor Board or the Committee.

iv.	Clear Channel will calculate the actual Clear Channel Liquidity Ratio on a monthly basis. If on any date Clear Channel has reason to know that the actual Clear Channel Liquidity Ratio falls below 2.0x, Clear Channel shall notify the Outdoor Board and the Committee as soon as reasonably practicable. The Stipulation is not intended to impose upon Clear Channel an affirmative obligation to ascertain the components of the Clear Channel Liquidity Ratio more frequently than on a monthly basis in connection with delivery of the previously mentioned monthly reports.

e.	The Provision of Legal Counsel and Financial Advisors to the Company’s Independent Directors in Connection with Transactions Between Clear Channel and the Company.

In connection with any proposed intercompany transaction between Clear Channel and the Company for which the approval of a majority of the Outdoor Board’s Independent Directors is sought (including, without limitation, in connection with any transaction as to which approval by the Independent Directors is required by contract or otherwise), Clear Channel shall agree to pay the fees and any expenses related to any independent counsel and/or independent financial advisor whom the Independent Directors in their sole discretion shall choose to retain.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

18. Plaintiffs and Counsel for the Plaintiffs thoroughly considered the facts and law underlying the Derivative Action. While Plaintiffs and Counsel for the Plaintiffs believe that the derivative claims asserted in the Verified Stockholder Derivative Complaint have merit, they also recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Action and the uncertainty and risk inherent in litigation, the problems of proof, and the potential existence of valid defenses to the derivative claims asserted in the Verified Stockholder Derivative Complaint. Plaintiffs and Counsel for the Plaintiffs also recognize and acknowledge that that they have no reason to contest the independence of the SLC, and the extent of the SLC’s investigation and its determination following such investigation that the derivative claims asserted in the Verified Stockholder Derivative Complaint should be resolved in the manner and upon the terms set forth in the Stipulation. In

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light of the uncertainty and risks of continued litigation and the substantial benefits provided by the proposed Settlement, Plaintiffs and Counsel for the Plaintiffs have determined that the proposed Settlement is fair, reasonable, adequate, and in the best interests of the Company and its stockholders.

19. The SLC (acting for and on behalf of the Company), in the exercise of its business judgment, has determined that it is in the best interests of the Company and its stockholders that the Derivative Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and that the terms and conditions are fair, reasonable, and adequate. The SLC has reached this conclusion only after a comprehensive consideration of the pertinent factual and legal issues surrounding the allegations made in the Verified Stockholder Derivative Complaint, as well as additional possible claims relating to the subject matter of the Derivative Action identified by the SLC, and only after an extensive investigation that spanned more than six months. In addition, the SLC’s determinations were informed by various prudential considerations, including the costs (financial and otherwise) of litigation, the uncertainty and risk inherent in any litigation, the potential disparity between the costs associated with continued litigation and a potential recovery sufficient to justify those costs, the availability of relief through this Settlement that would not be available through litigation, and the possibility that continued litigation would threaten harm to the Company’s competitive position, prospects, and reputation and distract the Outdoor Board and senior management from managing the affairs and operations of the Company.

20. While the Defendants believe that the derivative claims asserted in the Verified Stockholder Derivative Complaint lack merit, they also recognize and acknowledge the following: (i) the expense and length of continued proceedings necessary to defend the Derivative Action; and (ii) the uncertainty and risk inherent in litigation.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

21. If the Settlement is approved, the Court will enter a judgment (the “Judgment”). Pursuant to the Judgment, upon Final Court Approval of the Settlement, the Derivative Action will be dismissed with prejudice and the following releases will occur:

Release of Claims by the Company, the SLC and Plaintiffs: the Company, the SLC (on behalf of the Company), the Plaintiffs and all Company Stockholders (derivatively on behalf of the Company) shall, by operation of the Judgment and to the fullest extent allowed by law, (i) release and be deemed to release and forever discharge the Released Plaintiff Claims against the Released Defendant Persons, (ii) covenant and be deemed to covenant not to sue any of the Released Defendant Persons with regard to any Released Plaintiff Claims, and (iii) forever be barred and enjoined from asserting any Released Plaintiff Claims against any Released Defendant Persons.

“Released Plaintiff Claims” means any and all causes of action, claims, damages, and awards, whether equitable, legal, or administrative in nature, whether past or present, suspected or unsuspected, and whether based on federal, state or local law, statute, ordinance,

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regulation, contract, common law, or any other source, and including known claims and Unknown Claims (“Claims”) that (i) have been asserted in the Derivative Action, or (ii) that could have been asserted in the Derivative Action, or in any other court action or before any court, administrative body, tribunal, arbitration panel, or other adjudicatory body, from the beginning of time to the date of the Stipulation, that are based upon, arise out of, or relate in any way, directly or indirectly, to: (a) the allegations made in, or the subject matter of, the Derivative Action; (b) the matters discussed in Exhibit A to the Affidavit of Christopher M. Temple, dated July 3, 2013, filed concurrently with the Stipulation; (c) the issuance by a subsidiary of the Company of the 9.25% Series A Senior Notes Due 2017 and 9.25% Series B Senior Notes Due 2017 and the use of proceeds thereof (including repayment of the $2.5 billion term loan payable by the Company to Clear Channel and the amendment and extension of the Note in connection therewith) including consummation of the issuance in lieu of any other potential transaction considered; (d) the adoption, approval, or amendment of, or the exercise or non-exercise of rights under, the Note; (e) any potential claims relating to the subject matter of the Derivative Action identified by the SLC in the course of its investigation; and/or (f) the Stipulation (including, without limitation, any and all Claims relating to the negotiation and execution of the Stipulation and any matter referred to herein) or the settlement of the Derivative Action. Notwithstanding the foregoing, Released Plaintiff Claims shall not mean and does not include any claims by the Parties to enforce the terms of the Stipulation.

“Released Defendant Persons” means the Company, all current and former directors of the Company, and all Defendants and any of their respective employers, parent entities, controlling persons, principals, affiliates or subsidiaries and each of their respective past or present officers, directors, partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers.

Release of Claims by Defendants: The Company, the SLC, and the Defendants, shall, by operation of the Judgment and to the fullest extent allowed by law, (i) release and be deemed to release and forever discharge the Released Defendant Claims against the Released Plaintiff Persons, (ii) covenant and be deemed to covenant not to sue any of the Released Plaintiff Persons with regard to any Released Defendant Claims, and (iii) forever be barred and enjoined from asserting any Released Defendant Claims against any Released Plaintiff Persons.

“Released Defendant Claims” means any and all Claims that are based upon or arise out of the institution, prosecution or settlement of the claims asserted by Plaintiffs in the Derivative Action. Notwithstanding the foregoing, Released Defendant Claims shall not mean and does not include any claims by the Parties to enforce the terms of the Stipulation.

“Released Plaintiff Persons” means Plaintiffs and Counsel for the Plaintiffs.

“Unknown Claims” means any Released Plaintiff Claims that the Company, the SLC, any Plaintiff or any other Company Stockholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Defendant Persons, and any Released

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Defendant Claims that the Company, the SLC, or any of the Defendants does not know or suspect to exist in his, her or its favor at the time of the release of the Released Plaintiff Persons.

Waiver of Rights Conferred by California Civil Code Section 1542: The Plaintiffs, the Defendants, the Company, and the SLC expressly acknowledge, and all Company Stockholders shall be deemed to acknowledge, that he, she, they, or it has been advised by his, her, their, or its attorney concerning, and/or is familiar with, the provisions of California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Plaintiffs, the Defendants, the Company, and the SLC expressly acknowledge, and all Company Stockholders shall be deemed to acknowledge: (i) that he, she, they, or it may hereafter discover facts in addition to those that he, she, they, or it now knows or believes to be true with respect to the Derivative Action and the Released Plaintiff Claims and Released Defendant Claims, as applicable; and (ii) that he, she, they, or it may have sustained damages, losses, fees, costs and/or expenses that are presently unknown and unsuspected with respect to Released Plaintiff Claims and Released Defendant Claims, as applicable, and that such damages, losses, fees, costs and/or expenses as the Plaintiffs, the Company, the Defendants, the SLC, and any Company Stockholders may have sustained might give rise to additional damages, losses, fees, costs and/or expenses in the future. Nevertheless, the Plaintiffs, the Company, the Defendants, and the SLC expressly acknowledge, and all Company Stockholders shall be deemed to acknowledge, that the Stipulation has been negotiated and agreed upon in light of such possible unknown facts and such possible damages, losses, fees, costs and/or expenses, and each expressly waives, or shall be deemed to have waived, any and all rights under California Civil Code Section 1542 and under any other federal or state statute or law of similar effect. The Plaintiffs, the Company, the Defendants, and the SLC expressly acknowledge, and all Company Stockholders shall be deemed to have acknowledged, that this waiver was separately bargained for and is a material term of the Stipulation.

22. Since the Company will have released the Released Plaintiff Claims against the Released Defendant Persons, upon Final Court Approval, no Company Stockholder will be able to bring another action asserting those claims against those persons on behalf of the Company.

23. Pending final determination of whether the Settlement should be approved, all proceedings in the Derivative Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, have been stayed and suspended. Pending final determination of whether the Settlement should be approved, Plaintiffs, Counsel for the Plaintiffs, all other Company Stockholders, the Defendants, the Company, and the SLC, or any of them as applicable, are enjoined from filing, commencing, or prosecuting any Released Plaintiff Claims or Released Defendant Claims in any other lawsuit in any jurisdiction.

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HOW WILL THE ATTORNEYS BE PAID?

24. Counsel for the Plaintiffs have not received any payment for their services in pursuing the claims asserted in the Derivative Action, nor have Counsel for the Plaintiffs been reimbursed for their out-of-pocket expenses. Counsel for the Plaintiffs invested their own resources for pursuing the Derivative Action on a contingency basis, meaning they would only recover their expenses and be compensated for their time if they created benefits through the Action. In light of the risks undertaken in pursuing the Derivative Action on a contingency basis and the benefits created for the Company through the Settlement and the prosecution of the Derivative Action, Counsel for the Plaintiffs intend to apply to the Court for an award of attorneys’ fees and expenses. Counsel for the Plaintiffs shall not seek fees or expenses from the Court in excess of six million dollars ($6,000,000.00), and Defendants shall take no position on the amount of any application for an award of fees and expenses (provided that the application complies with the Stipulation).

25. Clear Channel and the SLC (acting for and on behalf of the Company) acknowledge Counsel for the Plaintiffs’ right to an award of fees and expenses as a result of their prosecution of the Derivative Action.

26. The Court will determine the amount of any fee and expense award to Counsel for the Plaintiffs (the “Fee and Expense Award”). The full amount of any Fee and Expense Award shall be paid by Clear Channel to Counsel for the Plaintiffs in accordance with the terms of the Stipulation and neither the Company nor any Defendant other than Clear Channel shall have any responsibility for payment of any such fees and expenses.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

27. The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable Leo E. Strine, Jr., Chancellor, on              at     :      .m., at the New Castle County Courthouse, 500 North King Street, Wilmington, DE 19801. At the Settlement Hearing, the Court will (a) determine whether Plaintiffs and Counsel for the Plaintiffs have adequately represented the interests of Outdoor and its stockholders; (b) determine whether the proposed Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of Outdoor and the Company Stockholders; (c) determine whether the Court should enter an Order and Final Judgment, substantially in the form attached as Exhibit F to the Stipulation, dismissing the Derivative Action with prejudice, and releasing, barring, and enjoining the prosecution of any Released Plaintiff Claims against the Released Defendant Persons and any Released Defendant Claims against the Released Plaintiff Persons; (d) consider the application by Counsel for the Plaintiffs for an award of attorneys’ fees and expenses; (e) hear and determine any objections to the Settlement and/or Counsel for the Plaintiffs’ application for an award of attorneys’ fees and expenses; and (f) rule on such other matters as the Court may deem appropriate.

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28. Any Company Stockholder who continues to own shares of Company common stock through             , 2013, the date of the Settlement Hearing, who objects to the Stipulation, the Settlement, the Judgment, Counsel for the Plaintiffs’ application for an award of attorneys’ fees and expenses, or who otherwise wishes to be heard with respect to any matter, may appear in person or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such person other than Plaintiffs, the Defendants, the SLC (acting for and on behalf of the Company), and their respective counsel in the Derivative Action shall be heard, and no papers, briefs, pleadings, or other documents submitted by any such person shall be received and considered by the Court unless, no later than             , 2013, fourteen (14) calendar days prior to the Settlement Hearing, such person files with the Register in Chancery, Court of Chancery, 500 North King Street, Wilmington, DE, 19801, the following: (a) a written and signed notice of intention to appear which states the name, address and telephone number of the objector and, if represented, his, her or its counsel; (b) proof that the objector owned shares of Outdoor stock as of             , 2013, the date that the Scheduling Order was entered by the Court, and continues to hold such shares; and (c) a written detailed statement of the person’s objections to any matter before the Court, and (d) the specific grounds therefor or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, including any legal and evidentiary support. Any such filings with the Court must also be served upon each of the following counsel (by hand or overnight delivery) such that they are received no later than                      , 2013, fourteen (14) days prior to the Settlement Hearing:

Counsel for the Plaintiffs:

Mark Lebovitch

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP

1285 Avenue of the Americas

New York, NY 10019

-and-

Stuart M. Grant

Michael J. Barry

Nathan A. Cook

GRANT & EISENHOFER P.A.

123 S. Justison Street

Wilmington, DE 19801

13

Counsel for Defendants Margaret W. Covell, Blair E. Hendrix, Daniel G. Jones, Mark P. Mays, Randall T. Mays, Robert Pittman, Scott R. Wells, James C. Carlisle, Clear Channel Communications, Inc., Bain Capital Partners, LLC, and Thomas H. Lee Partners, L.P.:

Collins J. Seitz, Jr.

David E. Ross

S. Michael Sirkin

SEITZ ROSS ARONSTAM & MORITZ LLP

100 S. West Street, Suite 400

Wilmington, DE 19801

Counsel for Defendants Douglas L. Jacobs and Christopher M. Temple:

Philip Trainer, Jr.

Toni-Ann Platia

ASHBY & GEDDES

500 Delaware Avenue, 8th Floor

P.O. Box 1150

Wilmington, DE 19899

Counsel for Defendants Thomas R. Shepherd, Marsha M. Shields, and Dale W. Tremblay:

Andre G. Bouchard

BOUCHARD MARGULES & FRIEDLANDER, P.A.

222 Delaware Avenue, Suite 1400

Wilmington, DE 19801

Counsel for the Special Litigation Committee of the Board of Directors of Clear Channel Outdoor Holdings, Inc. (acting for and on behalf of Nominal Defendant Clear Channel Outdoor Holdings, Inc.):

Donald J. Wolfe, Jr.

Michael A. Pittenger

Berton W. Ashman, Jr.

Samuel L. Closic

POTTER ANDERSON & CORROON LLP

Hercules Plaza – 6th Floor

1313 North Market

P.O. Box 951

Wilmington, DE 19899

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29. Unless the Court otherwise directs, any person who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement or Counsel for the Plaintiffs’ application for an award of attorneys’ and expenses, or any other matter related to the Settlement, in the Derivative Action or in any other action or proceeding.

30. All briefs in support of the approval of the Settlement and/or Counsel for the Plaintiffs’ application for an award of attorneys’ fees and expenses shall be filed and served no later than twenty-one (21) calendar days before the Settlement Hearing, and reply papers, if any, shall be filed and served no later than seven (7) calendar days before the Settlement Hearing.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

31. This Notice does not purport to be a comprehensive description of the Derivative Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Action, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Derivative Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, New Castle County Courthouse, 500 N. King Street, Wilmington, DE 19801, during regular business hours of each business day. A copy of the Stipulation is also attached to this Notice as Exhibit [1]. If you have questions regarding the Settlement, you may write or call the following Plaintiffs’ counsel: Mark Lebovitch, Bernstein Litowitz Berger & Grossmann LLP, 1285 Avenue of the Americas, New York, NY 10019, (800) 380-8496, or Michael J. Barry, Grant & Eisenhofer P.A., 123 S. Justison Street, Wilmington, DE 19801, (302) 622-7000.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS.

32. Brokerage firms, banks, and other persons or entities who hold shares of Outdoor common stock as record owners, but not as beneficial owners, are directed to either (a) promptly request from Outdoor sufficient copies of this Notice to forward to all such beneficial owners and after receipt of the requested copies promptly forward such Notices to all such beneficial owners; or (b) promptly provide a list of the names and addresses of all such beneficial owners to                     , after which Outdoor will promptly arrange to send copies of the Notice to such beneficial owners. Copies of this Notice may be obtained by calling Outdoor at                      or by downloading a copy of the Notice from the Company’s website at www.                    .com.

15

Dated: , 2013

BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE

16

EXHIBIT C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE CLEAR CHANNEL OUTDOOR	)	CONSOLIDATED
HOLDINGS, INC. DERIVATIVE	)
LITIGATION	)	C.A. No. 7315-CS

SUMMARY NOTICE OF PENDENCY OF DERIVATIVE ACTION,

PROPOSED SETTLEMENT OF DERIVATIVE ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL RECORD AND BENEFICIAL HOLDERS OF SHARES OF THE COMMON STOCK OF CLEAR CHANNEL OUTDOOR HOLDINGS, INC. (“OUTDOOR” OR THE “COMPANY”) AS OF THE CLOSE OF BUSINESS ON [INSERT DATE OF SCHEDULING ORDER].

YOU ARE HEREBY NOTIFIED that the plaintiffs and defendants in the above-captioned derivative lawsuit (the “Derivative Action”), and the Special Litigation Committee of the Board of Directors of Outdoor (the “SLC”), have entered into a proposed settlement of the Derivative Action (the “Settlement”).

PLEASE BE FURTHER ADVISED that pursuant to an Order of the Court of Chancery of the State of Delaware (the “Court”), dated             , 2013 (the “Scheduling Order”), a hearing (the “Settlement Hearing”) will be held on             , 2013, at     :       m., before The Honorable Leo E. Strine, Jr., in the Court of Chancery of the State of Delaware, New Castle County Courthouse, 500 North King Street, Wilmington, DE 19801. The purpose of the Settlement Hearing is: (a) to determine whether Plaintiffs and Counsel for the Plaintiffs have adequately represented the interests of Outdoor and its stockholders; (b) to determine whether a Stipulation of Settlement dated July 8, 2013 (the “Stipulation”), and the terms and conditions of the Settlement proposed in the Stipulation, are fair, reasonable, adequate and in the best interests of Outdoor and its stockholders; (c) to determine whether the Court should enter an Order and Final Judgment, substantially in the form attached as Exhibit F to the Stipulation, dismissing the Derivative Action with prejudice, and releasing, barring, and enjoining the prosecution of any Released Plaintiff Claims against the Released Defendant Persons and any Released Defendant Claims against the Released Plaintiff Persons; (d) to consider the application by Counsel for the Plaintiffs for an award of attorneys’ fees and expenses; (e) hear and determine any objections to the Settlement and/or Counsel for the Plaintiffs’ application for an award of attorneys’ fees and expenses; and (f) to rule on such other matters as the Court may deem appropriate.

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The Derivative Action and Settlement address claims alleging that Clear Channel Communications, Inc. (“Clear Channel”) and its private-equity sponsors, Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P., breached their fiduciary duties to Outdoor and its stockholders by requiring the Company to agree to amend the terms of the Revolving Promissory Note, dated as of November 10, 2005, between Clear Channel, as maker, and Outdoor, as payee (as amended by the first amendment dated as of December 23, 2009, and as may be further amended, the “Note”), to extend the maturity date of the Note and to amend the interest rate payable on the Note (the “Contract Rate”). According to the derivative complaints, the terms of the amended Note were unfair to Outdoor because, among other things, the Contract Rate was below market. The derivative complaints allege that Clear Channel and its private-equity sponsors were unjustly enriched as a result of the foregoing transaction. The derivative complaints also allege that certain current and former directors of Outdoor and Clear Channel breached their fiduciary duties to Outdoor in connection with the transaction and that the transaction constituted corporate waste. The derivative complaints also allege that the Clear Channel Board of Directors (the “Board”) breached its fiduciary duties to Outdoor and its stockholders by refusing to demand repayment of the outstanding balance of the Note despite the contractual right to do so. On April 4, 2012, the Board formed the SLC consisting of independent directors to review and investigate Plaintiffs’ derivative claims and determine the course of action that serves the best interest of the Company and its stockholders.

The SLC (acting for and on behalf of the Company), in the exercise of its business judgment, has determined that it is in the best interests of the Company and its stockholders that the Derivative Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and that the terms and conditions are fair, reasonable, and adequate. The SLC has reached this conclusion only after a comprehensive consideration of the pertinent factual and legal issues surrounding the allegations made in the Verified Stockholder Derivative Complaint, as well as additional possible claims identified by the SLC, and only after an extensive investigation that spanned more than six months. In addition, the SLC’s determinations were informed by various prudential considerations, including the costs (financial and otherwise) of litigation, the uncertainty and risk inherent in any litigation, the potential disparity between the costs associated with continued litigation and a potential recovery sufficient to justify those costs, the availability of relief through this Settlement that would not be available through litigation, and the possibility that continued litigation would threaten harm to the Company’s reputation and distract the Company’s board of directors and senior management from managing the affairs and operations of the Company.

On March 28, 2013, to avoid the costs, disruption, and distraction of further litigation, and without admitting the validity of any allegations made in the derivative complaints, legal counsel for the defendants entered into a binding memorandum of understanding (the “MOU”) with legal counsel for the SLC and the plaintiffs to settle the Derivative Action. On July 8, 2013, the parties to the MOU executed the Stipulation reflecting the terms of the MOU and presented such Stipulation to the Court for approval.

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The principal terms of the Settlement are as follows:

•

Not later than ten (10) calendar days after Final Court Approval, the Company will on the same day both (a) notify Clear Channel of its intent to make a demand for repayment of $200 million outstanding under the Note twenty (20) calendar days thereafter (or if that day is not a business day, then the next business day thereafter), and (b) declare a dividend to be paid the same business day that such demand is made, conditioned on Clear Channel having satisfied such demand. On the twentieth (20th) calendar day after providing such notice to Clear Channel (or if that day is not a business day, then the next business day thereafter), Outdoor will demand repayment of $200 million outstanding under the Note. Clear Channel will satisfy the demand the same day it is made.

•

Not later than ten (10) business days after Final Court Approval, the Company and Clear Channel will adopt a Note amendment in substantially the form attached to the Stipulation as Exhibit D. The Note amendment will change the Contract Rate such that, in the event that (x) the outstanding balance (which shall be calculated on a daily basis) due under the Note exceeds $1.0 billion, the per annum rate of interest applicable to such excess balance (i.e., the amount that exceeds $1.0 billion) will be (only for so long as the outstanding balance due under the Note exceeds $1.0 billion) an amount equal to the Average Yield-to-Maturity for the series of Clear Channel Reference Notes that has the nearest future maturity date or (y) the Clear Channel Liquidity Ratio is less than 2.0x, the per annum rate of interest applicable to the entire balance outstanding under the Note will be (only for so long as the Clear Channel Liquidity Ratio is less than 2.0x) an amount equal to the Average Yield-to-Maturity for the series of Clear Channel Reference Notes that has the nearest future maturity date. For purposes of determining the Contract Rate, the series of Clear Channel Reference Notes that has the nearest future maturity date shall be determined without regard to any series of Clear Channel Reference Notes that has a maturity date less than 90 calendar days from the date of measurement. If no trades were reported during the month for the applicable Clear Channel Reference Notes, the Average Yield-to-Maturity from the previous month shall be used. If no series of Clear Channel Reference Notes that has a maturity date of 90 days or more from the date of measurement continues in existence on the date of measurement, Average Yield-to-Maturity shall be calculated in the manner described in the three preceding sentences, except that the publicly traded Clear Channel unsecured debt that has the nearest maturity date of 90 days or more from the date of measurement shall be substituted for the Clear Channel Reference Notes. The Average Yield-to-Maturity shall in no event be less than 6.5%, nor greater than 20%. All capitalized terms in this Notice not otherwise defined herein have the meaning given to them in this Notice and/or in the Stipulation of Settlement in this matter.

3

•

Not later than ten (10) business days after Final Court Approval, the Company will establish a committee of the Board (the “Committee”) for the specific purpose of monitoring the Note, composed of all then-serving Independent Directors of the Company, and will adopt a Committee charter in substantially the form attached to the Stipulation as Exhibit E. The Committee will be provided reports on a monthly and annual basis, and will have access to independent legal and financial advisors. The Committee charter will provide for the Committee to have the non-exclusive authority (i.e., in addition to the authority of the full Board), if the Committee so desires and believes it to be in the best interests of the Company’s stockholders, to demand payments under the Note in the following specified circumstances:

•	if the Clear Channel Liquidity Ratio is less than 2.0x on an actual and projected basis, the Committee will be authorized to demand payment up to the full amount outstanding under the Note; or

•

if the Outdoor Public Share is greater than $114.0 million on an actual or projected basis, then the Committee will be authorized to demand payment up to the amount required to reduce the Outdoor Public Share to $85.0 million;

in each such case provided that the Committee simultaneously declares a dividend equal to the amount so demanded, to be paid simultaneously with the amount paid pursuant to the demand.

•	A comprehensive release from liability arising out of the derivative claims asserted in the Derivative Action.

Before the Settlement Hearing, Counsel for the Plaintiffs intends to apply to the Court for an award of attorneys’ fees and expenses. Clear Channel and the SLC (acting for and on behalf of the Company) acknowledge the right of Counsel for the Plaintiffs to an award of fees and expenses as a result of their prosecution of the Derivative Action. Counsel for the Plaintiffs agree not to seek fees or expenses from the Court in excess of six million dollars ($6,000,000), and Defendants shall take no position on the amount of any application for an award of fees and expenses (provided that the application complies with the Stipulation).

If the Settlement is approved, the Action will be dismissed with prejudice and the Released Persons will be released by Plaintiffs, Defendants, the SLC, the Company, and Company Stockholders, derivatively on behalf of the Company, as applicable, on the terms and subject to the conditions set forth in the Stipulation.

4

ANY PERSON THAT OWNED OUTDOOR COMMON STOCK AS OF             , 2013, THE DATE THAT THE COURT ENTERED THE SCHEDULING ORDER, AND WHO CONTINUES TO OWN SHARES OF OUTDOOR COMMON STOCK THROUGH             , 2013, THE DATE OF THE SETTLEMENT HEARING, AND WHO WISHES TO OBJECT TO THE SETTLEMENT OR THE APPLICATION FOR FEES AND EXPENSES BY COUNSEL FOR THE PLAINTIFFS, OR ANY OTHER MATTER RELATED TO THE SETTLEMENT, MAY DO SO BY FOLLOWING THE PROCEDURE SET FORTH IN SECTIONS 27-30 OF THE NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED SETTLEMENT OF DERIVATIVE ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR (the “Notice”). The Notice, as well as the Stipulation and the Court’s             , 2013 Scheduling Order, are available on Outdoor’s website at                  and on plaintiffs’ counsel’s websites at                     .

PLEASE DO NOT CONTACT THE COURT.

Dated:             , 2013

BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE

5

SECOND AMENDMENT

TO

REVOLVING PROMISSORY NOTE

THIS SECOND AMENDMENT TO REVOLVING PROMISSORY NOTE, entered into on [    ], 2013 (this “Amendment”), is made to the Revolving Promissory Note dated November 10, 2005 (as amended by the First Amendment to Revolving Promissory Note entered into on December 23, 2009, the “First Amended Note”), executed by Clear Channel Communications, Inc., a Texas corporation (“Maker” or “Clear Channel”), as maker thereof, payable to the order of Clear Channel Outdoor Holdings, Inc., a Delaware corporation (“CCOH” or “Outdoor”).

Recitals. CCOH, as the current legal and equitable owner and holder, and the payee, of the First Amended Note, and Maker desire to amend the First Amended Note to amend the Contract Rate payable on the Note, with such new Contract Rate being applicable as of the date hereof.

NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, Maker and CCOH agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined herein have the meanings assigned in the First Amended Note, and the term “Note” when used in this Amendment means the First Amended Note, as further amended hereby.

SECTION 2. Amendments.

2.1. The section titled “Definitions” is hereby modified and amended by adding the following defined terms:

“Average Yield-to-Maturity” shall be the sum of the yields to maturity of the last reported trade on each Trading Day during the calendar month of the series of Clear Channel Reference Notes that has the nearest future maturity date, divided by the total number of Trading Days that month. For purposes of determining the “Contract Rate,” the series of Clear Channel Reference Notes that has the nearest future maturity date shall be determined without regard to any series of Clear Channel Reference Notes that has a maturity date less than 90 calendar days from the date of measurement. If no trades were reported during the month for the applicable Clear Channel Reference Notes, the Average Yield-to-Maturity from the previous month shall be used. If no series of Clear Channel Reference Notes that has a maturity date of 90 days or more from the date of measurement continues in existence on the date of measurement, Average Yield to Maturity shall be calculated in the manner described in the three preceding sentences, except that the publicly traded Clear Channel unsecured debt that has the nearest maturity date of 90 days or more from the date of measurement shall be substituted for the Clear Channel Reference Notes. Notwithstanding anything to the contrary in this paragraph, the Average Yield-to-Maturity shall in no event be less than 6.5% per annum, nor greater than 20% per annum.

“Borrowing Availability” shall mean the aggregate amount of cash that can be borrowed by Clear Channel or any of its wholly-owned subsidiaries under any revolving credit facility, line of credit or similar agreement as of the applicable measurement date; provided that, Borrowing Availability cannot exceed as of the applicable measurement date the amount of cash that Clear Channel would be permitted to borrow under any such facility or agreement pursuant to any other financing agreement to which Clear Channel is a party.

“Clear Channel Liquidity” shall be an amount equal to the aggregate of (a) cash and cash equivalents set forth on Clear Channel’s balance sheet, excluding Unavailable Cash and Outdoor Minority Cash; and (b) Borrowing Availability.

“Clear Channel Liquidity Ratio” shall be an amount equal to (A) Clear Channel Liquidity divided by (B) the Outdoor Public Share.

“Clear Channel Reference Notes” shall mean Clear Channel’s 5.5% Senior Notes Due 2014, 4.9% Senior Notes Due 2015, 5.5% Senior Notes Due 2016 and 6.875% Senior Debentures Due 2018.

“Outdoor Minority Cash” shall mean the cash and cash equivalents on the balance sheet of Outdoor on the date of determination, multiplied by the percentage of shares of Outdoor common stock then held by persons other than Clear Channel and its affiliates.

“Outdoor Public Share” shall mean the amount of cash that would be payable to holders of Outdoor common stock, other than Clear Channel or any subsidiary of Clear Channel, assuming (x) a demand by Outdoor of the aggregate amount outstanding under the Note and (y) a simultaneous dividend of the proceeds of such demand to the stockholders of Outdoor.

“Trading Day” shall be a day on which the applicable series of Clear Channel Reference Notes was traded, and a yield-to-maturity was recorded for at least one such trade, as reported by FINRA TRACE on Bloomberg LP.

“Unavailable Cash” shall mean the amount of cash on Clear Channel’s consolidated balance sheet that is “restricted” as determined in accordance with U.S. Generally Accepted Accounting Principles or that is otherwise contractually restricted from being available for general use (e.g., cash pledged as collateral).

2.2. The term “Contract Rate” as defined and used in the First Amended Note is hereby amended and restated in its entirety to read as follows:

“‘Contract Rate’ means a variable per annum rate of interest (as determined by Clear Channel from time to time and for each applicable period under the Note) equal to the weighted-average interest rate on the (a) outstanding Clear Channel Worldwide Holdings, Inc. 6.50% Series A Senior Notes due 2022 and Clear Channel Worldwide Holdings, Inc. 6.50% Series B Senior Notes due 2022 (collectively, the “CCWH Notes”) and (b) any term loans or debt securities issued to refinance a significant portion of the CCWH Notes; provided that, in the event that (x) the outstanding balance due under the Note exceeds $1.0 billion, the per annum rate of interest applicable to such excess balance (i.e., the amount that exceeds $1.0 billion) will be (only for so long as the outstanding balance due under the Note exceeds $1.0 billion) an amount equal to the Average Yield-to-Maturity or (y) the Clear Channel Liquidity Ratio is, on an actual basis, less than 2.0x, the per annum rate of interest applicable to the entire outstanding balance due under the Note (only for so long as the Clear Channel Liquidity Ratio is less than 2.0x) will be an amount equal to the Average Yield-to-Maturity. Interest will be calculated by Clear Channel as of the last day of each month using (x) daily Note balance amounts and (y) (if applicable) the Average Yield-to-Maturity for such month. For purposes of clarity, the Contract Rate as of the date hereof is 6.5% per annum.”

SECTION 3. Representations and Warranties. Maker represents and warrants to CCOH that Maker’s representations and warranties set forth in the First Amended Note are true and correct in all material respects as if made on the date hereof and on the effective date hereof, except as they may specifically relate to an earlier date.

SECTION 4. Continuing Effect of First Amended Note. The First Amended Note, as further amended hereby, is hereby ratified and confirmed in all respects, and all references to the “Note” in the First Amended Note shall mean the First Amended Note as further amended hereby. This Amendment shall not constitute an amendment of, or waiver with respect to, any provision of the First Amended Note not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of any party hereto that would require an amendment, waiver or consent of CCOH except as expressly stated herein.

SECTION 5. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas.

SECTION 6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Maker and CCOH and their respective successors and assigns permitted by the Note, except Maker may not assign or otherwise transfer any of its rights or obligations hereunder other than as provided in the Note.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, and by each party hereto on separate counterparts, each of which counterpart when so executed shall be an original, but all such counterparts taken together shall constitute one and the same instrument. A counterpart signature page delivered by fax or internet transmission shall be as effective as delivery of an originally executed counterpart.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers on, and effective as of, the date first set forth above.

MAKER:

Clear Channel Communications, Inc.

Name:
Title:

PAYEE:

Clear Channel Outdoor Holdings, Inc.

Name:
Title:

Second Amendment to “Due From Clear Channel” Revolving Promissory Note

CHARTER OF THE INTERCOMPANY NOTE COMMITTEE

OF THE BOARD OF DIRECTORS

OF CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(As of             , 2013)

This Intercompany Note Committee Charter (this “Charter”) identifies the purpose, membership, meeting requirements and committee responsibilities of the Intercompany Note Committee (the “Committee”) of the Board of Directors (the “Board”) of Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”).

Purpose

The Committee has been formed for the specific purpose of monitoring the Revolving Promissory Note, dated as of November 10, 2005, as amended, between Clear Channel Communications, Inc. (“Clear Channel”), as maker, and the Company, as payee (as may be further amended from time to time, the “Note”).

Definitions

All capitalized terms not defined herein have the meaning given to them in the Stipulation of Settlement dated July 8, 2013.

Membership

The members of the Committee shall at all times be all then-serving members of the Board who (i) satisfy the then-applicable Independence Tests set forth in the New York Stock Exchange Listed Company Manual, (ii) are not, and have not previously been, employed by (or a partner or member of, or held another analogous position at) Clear Channel, CCMH, Bain, or THL, or their respective affiliates, (iii) are not, and have not previously been, a director of Clear Channel or CCMH (it being understood that service as a director of any other company in which Bain, THL, or any funds managed by or affiliated with either of them has a direct or indirect investment shall not disqualify a director from meeting the qualifications of this paragraph), and (iv) do not have a material financial interest, directly or indirectly, in Clear Channel, CCMH, Bain, or THL, other than an interest in funds managed by or affiliated with Bain or THL that do not have an economic interest in equity securities or debt obligations of Clear Channel or CCMH. Any questions regarding whether a director not previously a member of the Committee meets the qualifications of this paragraph shall be determined by the already-serving members of the Committee.

Meetings

Members of the Committee shall designate a Chair of the Committee (the “Chairperson”). The Committee shall meet as necessary to enable it to fulfill its responsibilities. The time, place and notice requirements, if any, of meetings of the Committee shall be determined by the Chairperson. The Committee may meet by telephone conference call or by any other means permitted by law and the Company’s Bylaws. A majority of the members of the

Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall maintain a written record of the Committee’s meetings, the Committee members present, and any acts authorized.

The Committee may ask members of management, or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

Committee Responsibilities and Authority

For so long as the Note remains outstanding, the Committee shall review, with such frequency as it deems necessary or appropriate, the Monthly Report, the Annual Report, and any other information delivered to it by Clear Channel pursuant to the Stipulation of Settlement dated July 8, 2013.

The Committee shall have the authority to retain, at the Company’s cost and expense, independent legal counsel and an independent financial advisor as the Committee shall deem appropriate in order to perform its responsibilities.

If:

A.	the Clear Channel Liquidity Ratio is projected to be less than 2.0x at any time during a Projection Period, then from the date the applicable Monthly Report is provided and for so long as Clear Channel continues to project that the Clear Channel Liquidity Ratio will fall below 2.0x at any time during the Projection Period, then the Committee may, in its discretion, give Notice of Demand (as defined below) if it believes doing so is in the best interests of the Company (up to the full balance outstanding under the Note);

B.	the Company receives notice of a Liquidity Event, then from the date of such notice and for thirty (30) calendar days after each such Liquidity Event, then the Committee may, in its discretion, give Notice of Demand if it believes doing so is in the best interests of the Company (up to the full balance outstanding under the Note);

C.	the Outdoor Public Share is projected (in the applicable Monthly Report) to be greater than $114.0 million at any time during the thirty days after the delivery of the applicable Monthly Report, then from the date such Monthly Report is provided and for so long as Clear Channel continues to project that the Outdoor Public Share will exceed $114.0 million, the Committee may, in its discretion, give Notice of Demand if it believes doing so is in the best interests of the Company (up to the amount required to bring the projected Outdoor Public Share (as set forth in the applicable Monthly Report) down to $85.0 million); or

2

D.	the Outdoor Public Share is at any time greater than $114.0 million, then the Committee may, in its discretion, give Notice of Demand if it believes doing so is in the best interests of the Company (up to the amount required to bring the Outdoor Public Share down to $85.0 million);

in each such case provided that (a) the Committee provides no fewer than twenty (20) and no more than thirty (30) calendar days’ notice to Clear Channel and the Board that it is exercising its power and authority to make a demand for repayment (“Notice of Demand”); (b) the Company has the right and ability to declare a dividend equal to the amount so demanded; and (c) the Committee simultaneously declares a dividend equal to the amount so demanded, to be paid simultaneously with such repayment. For the avoidance of doubt, (x) the Committee is hereby authorized on behalf of the Board to make demands and to declare dividends solely upon the terms and conditions set forth herein and (y) the Committee’s authority will be in addition to (as opposed to in place of) that of the full Board, which shall continue to have the right and authority to make demands under the Note if it so desires and believes it to be in the best interests of the Company.

3

EXHIBIT F

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE CLEAR CHANNEL OUTDOOR	)	CONSOLIDATED
HOLDINGS, INC. DERIVATIVE	)
LITIGATION	)	C.A. No. 7315-CS

ORDER AND FINAL JUDGMENT

A hearing having been held before this Court on                     , pursuant to the Court’s Order of                      (the “Scheduling Order”), upon the Stipulation of Settlement dated July 8, 2013 (the “Stipulation”), entered into in the above-captioned shareholder derivative action (the “Derivative Action”), which is incorporated herein by reference; it appearing that due notice of the hearing has been given in accordance with the Scheduling Order; the parties having appeared by their respective attorneys of record; the Court having heard and considered evidence in support of the proposed Settlement; the attorneys for the respective parties having been heard and an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to Company Stockholders was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court,

IT IS HEREBY ORDERED, ADJUDGED AND DECREED this      day of             , 2013, that:

A. Unless otherwise defined herein, all defined terms shall have the meaning set forth in the Stipulation and the Scheduling Order.

B. The Court has jurisdiction over the subject matter of the Derivative Action, and all matters relating to the Settlement of the Derivative Action, as well as personal jurisdiction over all of the Parties and each of the Company Stockholders.

C. The Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear (the “Notice”) has been given to Company Stockholders, pursuant to and in the manner directed by the Scheduling Order, proof of (i) mailing of the Notice and of the posting of the Notice on the websites of the Company, Grant & Eisenhofer, P.A., Bernstein Litowitz Berger & Grossman LLP, Klausner, Kaufman, Jensen & Levinson, and Saxena White, P.A.; and (ii) dissemination of the Summary Notice via a national newswire service such as Business Wire, Marketwire, or PR Newswire has been filed with the Court, and full opportunity to be heard has been offered to all Parties and all other persons and entities in interest with respect to all matters related to the Settlement. The form and manner of the Notice are hereby determined to have been the best form and manner of notice practicable under the circumstances and to have been given in full compliance with each of the requirements of Rule 23.1 of the Rules of the Court of Chancery of the State of Delaware and due process.

D. Based on the record in the Derivative Action, each of the provisions of Court of Chancery Rule 23.1 has been satisfied and the Derivative Action has been properly maintained according to the provisions of Court of Chancery Rule 23.1.

E. Plaintiffs City of Pinellas Park Firefighters Pension Board and NECA-IBEW Pension Trust Fund have held stock in the Company since the time of the conduct complained of in the Derivative Action, otherwise have standing to prosecute the Derivative Action, and are adequate representatives of all Company Stockholders.

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F. The Stipulation and the Settlement are found to be fair, reasonable, adequate, and in the best interests of Outdoor and Company Stockholders, and are hereby approved pursuant to the Court of Chancery Rule 23.1. The Parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions, and the Register in Chancery is directed to enter and docket this Order and Final Judgment.

G. This Order and Final Judgment shall not constitute any evidence, or an admission by any Party herein, that any acts of wrongdoing have been committed by any of the Parties to the Derivative Action and shall not be deemed to create any inference that there is any liability therefor.

H. This Order and Final Judgment is binding on the Parties and all Company Stockholders, as well as their successors and assigns, and shall have preclusive effect in all pending and future lawsuits or other proceedings maintained by or on behalf of the Parties or Company Stockholders.

I. The Derivative Action is hereby dismissed on the merits with prejudice as to all Defendants and as to the Company. The Parties shall bear their own fees, costs, and/or expenses except as provided in Paragraph P below or as otherwise provided in the Stipulation and the Scheduling Order.

J. Upon Final Court Approval of the Settlement, the Plaintiffs, the Company, the SLC, and all Company Stockholders (derivatively on behalf of the Company) shall,

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by operation of this Order and Final Judgment and to the fullest extent allowed by law, (i) release and be deemed to release and forever discharge the Released Plaintiff Claims against the Released Defendant Persons, (ii) covenant and be deemed to covenant not to sue any of the Released Defendant Persons with regard to any Released Plaintiff Claims, and (iii) forever be barred and enjoined from asserting any Released Plaintiff Claims against any Released Defendant Persons.

K. Upon Final Court Approval of the Settlement, the SLC, the Company, and the Defendants shall, by operation of this Order and Final Judgment and to the fullest extent allowed by law, (i) release and be deemed to release and forever discharge the Released Defendant Claims against the Released Plaintiff Persons, (ii) covenant and be deemed to covenant not to sue any of the Released Plaintiff Persons with regard to any Released Defendant Claims, and (iii) forever be barred and enjoined from asserting any Released Defendant Claims against any Released Plaintiff Persons.

L. The Plaintiffs, the Defendants, the Company, and the SLC expressly acknowledge, and all Company Stockholders shall be deemed to acknowledge, that he, she, they, or it has been advised by his, her, their, or its attorney concerning, and/or is familiar with, the provisions of California Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

M. The Plaintiffs, the Defendants, the Company, and the SLC expressly acknowledge, and all Company Stockholders shall be deemed to acknowledge: (i) that he,

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she, they, or it may hereafter discover facts in addition to those that he, she, they, or it now knows or believes to be true with respect to the Derivative Action and the Released Plaintiff Claims and Released Defendant Claims, as applicable; and (ii) that he, she, they, or it may have sustained damages, losses, fees, costs and/or expenses that are presently unknown and unsuspected with respect to Released Plaintiff Claims and Released Defendant Claims, as applicable, and that such damages, losses, fees, costs and/or expenses as the Plaintiffs, the Company, the Defendants, the SLC, and any Company Stockholders may have sustained might give rise to additional damages, losses, fees, costs and/or expenses in the future. Nevertheless, the Plaintiffs, the Company, the Defendants, and the SLC expressly acknowledge, and all Company Stockholders shall be deemed to acknowledge, that the Stipulation has been negotiated and agreed upon in light of such possible unknown facts and such possible damages, losses, fees, costs and/or expenses, and each expressly waives, or shall be deemed to have waived, any and all rights under California Civil Code Section 1542 and under any other federal or state statute or law of similar effect. The Plaintiffs, the Company, the Defendants, and the SLC expressly acknowledge, and all Company Stockholders shall be deemed to have acknowledged, that this waiver was separately bargained for and is a material term of the Stipulation.

N. The Parties are hereby authorized, without further approval from the Court, to agree to adopt such amendments, modifications, and expansions of the Stipulation that are consistent with this Order and Final Judgment and the Stipulation and that do not limit the rights of Plaintiffs, the Defendants, the Company, or the Company’s

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Stockholders under the Stipulation. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

O. If the Settlement is terminated pursuant to the terms of the Stipulation or Final Court Approval otherwise fails to occur, then this Order and Final Judgment and any related orders entered by the Court shall be treated as vacated, nunc pro tunc; the MOU and Stipulation shall be null and void and of no force and effect; and the MOU and Stipulation shall not be deemed to prejudice in any way the respective positions of the SLC (acting for and on behalf of Outdoor, with the full power and authority delegated to it by the Outdoor Board), the Plaintiffs, or any Defendant with respect to the Derivative Action or any other action.

P. Counsel for the Plaintiffs are awarded attorneys’ fees and expenses in the amount of $        , which sum the Court finds to be fair and reasonable, and which shall be paid to Counsel for the Plaintiffs in accordance with the Stipulation.

Q. No proceedings or Court order with respect to the award of attorneys’ fees, costs, and/or expenses to Counsel for the Plaintiffs shall in any way disturb or affect this Order and Final Judgment (including precluding the Order and Final Judgment from being Final or otherwise being entitled to preclusive effect), and any such proceedings or Court order shall be considered separate from this Order and Final Judgment.

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R. Without affecting the finality of this Judgment in any way, this Court reserves jurisdiction over all matters relating to the administration, consummation and enforcement of the Settlement and this Order and Final Judgment.

Chancellor

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